UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISA INC.

P.O. Box 8999

San Francisco, California 94128

March 2, 2009

Dear Stockholder:

Our Annual Meeting of Stockholders will be held at 8:30 a.m. Pacific Time on April 21, 2009, at the San Francisco Museum of Modern Art, 151 3rd St., San Francisco, California 94103, and we look forward to your attendance either in person or by proxy.

All holders of record at the close of business on February 26, 2009 of our class A common stock will be entitled to vote at the annual meeting. At this year’s annual meeting the agenda includes the following items:

•	election of six Class I directors;

•	election of six Class II directors; and

•	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2009.

Our board of directors recommends that you vote “FOR” each of the proposals. Your stockholder vote is important, and we strongly urge you to cast your vote.

This year, we are using the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this “Notice and Access” process will provide you with a convenient and quick way to access our proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 5, 2009, we will mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K for our fiscal year ended September 30, 2008 and vote online to the stockholders eligible to vote at our annual meeting. The Notice also contains instructions on how to receive a paper copy of our proxy materials. We will not mail the Notice to stockholders who had previously elected either to receive notice and access proxy materials and vote electronically via the Internet, or who receive paper copies of proxy materials.

If you have any questions concerning the annual meeting or the proposals and you hold your class A common stock in your name as a registered holder, please contact our Investor Relations Department at (415) 932-2213. If your shares are held by your brokerage firm, bank, dealer, or other similar organization as your nominee (that is, in “street name”), please contact your brokerage firm, bank, dealer, or other similar organization for questions concerning the annual meeting or the proposals. If you are a registered stockholder, for questions regarding your stock ownership you may contact our transfer agent, Wells Fargo Shareowner Services, through its website at https://wellsfargo.com/shareownerservices or by telephone at (866) 456-9417 (within the U.S.) or +1 (651) 544-3863 (International). For questions related to voting procedures, you may contact D. F. King & Co., Inc., our proxy solicitor, at (646) 378-4860 (within the U.S.) or +1 (646) 378-4852 (International).

Sincerely yours,

Joseph W. Saunders
Chief Executive Officer and Chairman of the Board Visa Inc.

VISA INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 21, 2009

8:30 a.m. Pacific Time

Dear Stockholder:

We cordially invite you to attend our Annual Meeting of Stockholders, which will be held at 8:30 a.m. Pacific Time on April 21, 2009, at the San Francisco Museum of Modern Art, 151 3rd St., San Francisco, California 94103. Doors will open at 7:30 a.m. Pacific Time. We are pleased to offer a live audio webcast of our annual meeting at www.investor.visa.com. For further details, see “Additional Information - Attending the Annual Meeting” in the proxy statement.

At this year’s annual meeting, the agenda includes the following items:

1.	election of six Class I directors;

2.	election of six Class II directors; and

3.	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2009.

The proxy statement fully describes these proposals. We have not received notice of other matters that may be properly presented at the annual meeting.

Only stockholders of record of our class A common stock at the close of business on February 26, 2009 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting.

A list of stockholders entitled to vote will be available for inspection by any class A common stockholder or such stockholder’s attorney or agent for 10 days before and at the meeting. If you would like to view the stockholder list, please call our Investor Relations department at (415) 932-2213 to schedule an appointment.

Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the annual meeting. For further details, see “Questions and Answers About these Proxy Materials and the Annual Meeting – How may I revoke or change my vote?” in the proxy statement. If you have Internet access, we encourage you to record your vote on the Internet.

By Order of the Board of Directors

Joshua R. Floum Corporate Secretary

San Francisco, California

March 2, 2009

Please note that the contents of our website are not incorporated into this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 21, 2009

Under rules adopted by the U.S. Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 5, 2009, we will mail to our stockholders (other than those who previously requested electronic or paper delivery and registered stockholders) an Important Notice Regarding Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

VISA INC.

P.O. Box 8999

San Francisco, California 94128

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

APRIL 21, 2009

INTRODUCTION

Our board of directors is soliciting proxies to be voted at our Annual Meeting of Stockholders to be held on April 21, 2009, at 8:30 a.m. Pacific Time, and at any adjournments or postponements thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. We will make these materials available to our class A common stockholders beginning on or about March 5, 2009.

When used in this proxy statement, the terms “Company,” “Visa,” “we,” “us,” and “our” refer to Visa Inc.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING:

Question: Why am I receiving these materials?

Answer: Our board of directors has made these materials available to you on the Internet or, upon your request, has delivered or will deliver printed versions of these materials to you by mail, in connection with its solicitation of proxies for use at our annual meeting. As a stockholder, you are invited to attend the annual meeting, and are entitled to and requested to vote on the items of business described in this proxy statement.

Question: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Answer: Pursuant to the rules adopted by the SEC, we are making this proxy statement available to stockholders electronically via the Internet. All stockholders will be able to access this proxy statement on the website referred to in the Important Notice Regarding Availability of Proxy Materials (Notice) or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We believe that this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of printing proxy materials for our annual meeting.

Question: How can I electronically access the proxy materials?

Answer: The Notice provides you with instructions on how to view our proxy materials on the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically by e-mail, which will provide cost savings relating to printing and reduce the environmental impact of mailing documents to you.

Question: How can I obtain a full set of proxy materials?

Answer: The Notice provides you with instructions on how to request printed copies of the proxy materials. You may request printed copies until one year after the date of the annual meeting.

Question: What information is contained in this proxy statement?

Answer: The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process and certain other required information.

Question: Who is soliciting my vote pursuant to this proxy statement?

Answer: Our board of directors is soliciting your vote.

Question: Who is entitled to vote?

Answer: Stockholders of record of our class A common stock at the close of business on February 26, 2009 are entitled to vote at the annual meeting. We refer to holders of our class A common stock as “stockholders” throughout this proxy statement.

Question: What am I voting on?

Answer: You are voting on proposals to:

•	elect six Class I directors;

•	elect six Class II directors; and

•	ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2009.

Question: How does the board of directors recommend that I vote?

Answer: The board recommends a vote:

•	“FOR” the election of six Class I directors;

•	“FOR” the election of six Class II directors; and

•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2009.

Question: How many shares are eligible to be voted and how many shares are required to hold the annual meeting?

Answer: As of February 26, 2009, we had 448,864,479 shares of class A common stock outstanding and entitled to vote at the annual meeting, meaning that 224,432,241 shares of class A common stock must be represented in person or by proxy to have a quorum.

Question: How many votes are required for each proposal to pass?

Answer:	•	For Proposal 1, the election of six Class I directors, the six nominees receiving the most “FOR” votes will be elected.

•	For Proposal 2, the election of six Class II directors, the six nominees receiving the most “FOR” votes will be elected.

•

For Proposal 3, the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2009, the proposal must receive a “FOR” vote by the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Question: How may I cast my vote?

Answer: If you are a registered holder of our class A common stock, meaning that your shares are registered with our transfer agent in your name, you may submit your vote by mail before the annual meeting. You may also submit your vote in person at the annual meeting.

If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of your shares which are held in “street name.” If you hold your shares in street name, you received the Notice or the proxy materials from your brokerage firm, bank, dealer, or other similar organization rather than from Visa. The organization holding your shares is considered the stockholder of record for your shares for the purpose of voting at the annual meeting. However, as the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you hold your shares in street name, follow the instructions on the Notice, proxy card or Voting Instruction Form you received in order to vote your shares. If you intend to vote your shares in person at the annual meeting, you must obtain a legal proxy from the organization that holds your shares and bring the legal proxy with you to the annual meeting.

Question: May I cast my vote in person?

Answer: Yes. If you are the registered holder of the shares, you can vote in person by coming to the annual meeting. If you are a beneficial owner of shares held in “street name” or you are a representative of an institutional stockholder, you must bring a legal proxy from the organization that is the registered holder of the shares authorizing you to vote the shares you intend to vote at the annual meeting.

Question: How may I cast my vote over the Internet or by telephone?

Answer: If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of your shares which are held in “street name,” you may vote as follows:

Voting over the Internet: www.proxyvote.com

Voting by Telephone: +1-800-454-8683

Question: How may I revoke or change my vote?

Answer: You may revoke your vote at any time before the final vote at the annual meeting. You may vote again by signing and returning a new proxy card with a later date or, if you hold your shares in street name, on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted). You may also revoke your vote if you attend the annual meeting in person and vote again at the annual meeting or by delivering instructions to our Corporate Secretary before the annual meeting. If you hold your shares in street name and intend to vote them in person at the annual meeting, please see the answer to the question “May I cast my vote in person?” above.

Question: Do I have to do anything if I plan to attend the annual meeting in person?

Answer: Yes. Stockholders planning to attend the annual meeting in person must reserve their seat by April 17, 2009 by contacting our Investor Relations department at (415) 932-2213. Individuals who own shares through a brokerage firm, bank, dealer, or other similar organization must bring with them to the annual meeting a legal proxy from the organization that holds their shares or a brokerage statement showing ownership of shares as of the record date. Representatives of institutional stockholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the record date and are authorized to vote on behalf of the institution. Due to physical space constraints at the annual meeting location, anyone seeking admittance that cannot prove such ownership or representation, or has not reserved their seat in advance, may not be admitted.

Question: Who is paying for the costs of this proxy solicitation?

Answer: We will bear the expense of soliciting proxies, and we have retained D. F. King & Co., Inc. to solicit proxies for a fee of $10,000 plus a reasonable amount to cover expenses. We currently estimate that this expense reimbursement will cost us more than $10,000. The actual amount will depend on variables such as the quantity of proxy materials and postage cost.

Question: Who will count the votes?

Answer: Wells Fargo Shareowner Services has been engaged as our independent agent to tabulate stockholder votes.

Question: What happens if the annual meeting is adjourned or postponed?

Answer: Your proxy will still be effective and will be voted at the rescheduled annual meeting. You will still be able to change or revoke your proxy until it is voted.

Question: How are votes counted?

Answer: With respect to Proposals I and II, to elect Class I and Class II directors, respectively, you may vote “FOR,” or “AGAINST” a particular nominee or “ABSTAIN” from voting. Within each class of directors, the six nominees receiving the most “FOR” votes will be elected.

With respect to Proposal III, you may vote “FOR,” “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it will cause your vote to be counted for the purpose of determining whether a quorum is present for conducting the annual meeting, but your vote will otherwise have the same effect as a vote “AGAINST”.

If you are the registered holder of your shares and complete the proxy card and submit your proxy, the persons named as proxies will follow your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares “FOR” all three proposals set forth in this proxy statement and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the annual meeting.

If your shares are held by your brokerage firm, bank, dealer, or other similar organization in street name, you will need to obtain a proxy form from your brokerage firm, bank, dealer, or other similar organization and follow the instructions included on that form regarding how to instruct your brokerage firm, bank, dealer, or other similar organization to vote your shares. If you do not provide instructions to your brokerage firm, bank, dealer, or other similar organization, under the rules of the New York Stock Exchange (the NYSE) your shares may be voted anyway, as brokerage firms, banks, dealers, or other similar organizations typically have authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner of the shares at least ten days prior to the annual meeting. We believe the election of directors and ratification of the selection of our independent registered public accounting firm are routine matters.

Question: What is the deadline for voting?

Answer: The deadline for voting by telephone or through the Internet is 11:59 p.m. Eastern Time on April 20, 2009. If you hold your shares in street name, please check the information you received from your brokerage firm, bank, dealer, or other similar organization for the voting deadline. If you plan to attend the annual meeting and to cast your vote in person, the polls will remain open until 9:30 a.m. PT on April 21, 2009. If you hold your shares in street name, you will need to bring the required paperwork in order to vote in person at the annual meeting. Please see the answer to the question “May I cast my vote in person?” above for more information.

Question: How can I find the results of the annual meeting?

Answer: Preliminary results will be announced at the annual meeting and final results will be published on our website at www.investor.visa.com shortly after the annual meeting. Final results will also be published in our quarterly report on Form 10-Q for our third quarter ended June 30, 2009, which will be filed with the SEC.

Question: How can I communicate with the board of directors?

Answer: Stockholders and other interested parties may send communications in writing to any or all members of the board of directors (including the Lead Director, the Chairman, or the non-management directors as a group) by mail or electronically. All such correspondence can be sent to the director(s) by email to board@visa.com or by mail c/o General Counsel and Corporate Secretary, P.O. Box 8999, San Francisco, California 94128. All communications must be accompanied by the following information: a) if the person submitting the communication is not a security holder and is submitting the communication as an interested party, the nature of the person’s interest in the Company; b) any special interest, meaning an interest not in the capacity of a stockholder of the Company, of the person in the subject matter of the communication; and c) the address, telephone number and email address, if any, of the person submitting the communication. Our Review Officer will review each communication to determine whether it satisfies the procedural requirements for submission and whether the substance of the communication is of a type that is not appropriate for delivery to the directors. Communications determined to meet the procedural and substantive requirements will be delivered to the specified member of the board, non-management directors as a group or all members of the board, as applicable, on a periodic basis, which will generally be in advance of or at each regularly scheduled meeting of the board. Communications of a more urgent nature will be referred to the General Counsel and Corporate Secretary or the Chief Corporate Counsel in the Company’s legal department, who will determine whether it should be delivered more promptly. See “Corporate Governance – Communication with the Board of Directors” in this proxy statement for more information on how to communicate with our board.

ELECTION OF DIRECTORS

Pursuant and subject to our certificate of incorporation and our bylaws, as now each in effect, from March 25, 2008 until the day of our annual meeting in calendar year 2011, our board of directors will be comprised of seventeen directors, ten of whom must be independent in accordance with the rules of the NYSE. Our certificate of incorporation provides that at all times at least 58% of our directors must be independent.

Our certificate of incorporation and bylaws further provide that until the day of our annual meeting in calendar year 2011, our board of directors will be comprised of the following:

•	two directors who are regional directors from our U.S.A. region;

•	one director who is a regional director from our Canada region;

•	one director who is a regional director from our AP region;

•	one director who is a regional director from our LAC region;

•	one director who is a regional director from our CEMEA region;

•	one executive director; and

•	10 additional independent directors.

We refer to the directors from our various regions as our “regional directors”.

Our board of directors is divided into three classes serving staggered terms. The three classes, which are required to be as nearly equal in number as possible, are designated Class I, Class II and Class III as follows:

Class I directors. Each regional director serves as a Class I director. Each of our six Class I directors is up for election at this annual meeting. If elected, they will continue to serve on our board of directors until our 2011 annual meeting, or until their successors are elected and qualified. Special provisions apply to the nomination of directors to serve as Class I directors – please see the section of this proxy statement entitled “Corporate Governance – Nomination of Directors” for additional information.

Class II directors. Our executive director and five of the independent directors serve as Class II directors. Each of our six Class II directors is up for election at this annual meeting. If elected at the annual meeting, they will continue to serve on our board of directors for a three-year term expiring on the date of our 2012 annual meeting, or until their successors are elected and qualified.

Class III directors. Our remaining five independent directors serve as Class III directors. Our Class III directors will continue to serve on our board of directors until the expiration of their terms on the date of our annual meeting in 2010, or until their successors are elected and qualified.

From and after the day of our annual meeting in calendar year 2011, the number of members of our board of directors will be determined by an affirmative vote of the majority of the board of directors.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

The six nominees to serve as Class I directors until our 2011 annual meeting of stockholders are Hani Al-Qadi, Charles T. Doyle, Peter Hawkins, David I. McKay, Charles W. Scharf, and Segismundo Schulin-Zeuthen, each of whom is currently a director on our board of directors. Our nominating and corporate governance committee has reviewed the qualifications of each of the nominees for election and unanimously has recommended that each nominee be submitted for election to the board of directors at the annual meeting. Our board of directors approved the recommendation at its meeting on January 22, 2009. In addition, pursuant to Section 5.2(c) of our certificate of incorporation, each of the nominees was approved by the currently serving Class I directors and otherwise meets the requirements set forth in such section of our certificate of incorporation. If elected at the annual meeting, each of the nominees will serve until our 2011 annual meeting, or until a successor is elected and qualified.

The board of directors expects the nominees to be available for election. If a nominee declines or is unable to act as a director, your proxy may be voted for any substitute candidate nominated by the board of directors. In accordance with our bylaws, the six nominees receiving the most “For” votes will be elected as Class I directors. Biographical information for each of the nominees for election as Class I directors as of the date of this proxy statement is provided below.

Hani Al-Qadi, age 46, has served as a regional director of Visa Inc. from our CEMEA region since October 2007. Mr. Al-Qadi is General Manager and Chief Executive Officer and a director of Arab Jordan Investment Bank. Previously, he was General Manager and Vice Chairman of the Bank from February 1997 to April 2008. He also currently serves as Chairman of the board of directors of our affiliate, Visa Jordan Card Services Limited Co., and as a director of Salam International Investment Limited, a Middle East conglomerate with diversified operations in technology and communications, construction and development, luxury and consumer products, energy and industry, and investments and real estate. He also has served as Managing Director and a director of the Mediterranean Tourism Investment Company since January 1997 and Managing Director and a director of the Palestine Investment Bank since September 1994. He previously served as a director of the Palestine Telecommunications Company Ltd., and as a director of Visa CEMEA from September 2000 to October 2007. Mr. Al-Qadi holds a Bachelor of Science degree in Civil Engineering from Imperial College of Science and Technology, London and a Master of Business Administration degree from Harvard Business School.

Charles T. Doyle, age 74, has served as a regional director of Visa Inc. from our U.S.A. region since October 2007. Mr. Doyle served as a director of Visa U.S.A. from October 1990 to October 2007, a director of Visa International from December 2000 to October 2007 and Chairman of the board of directors of Inovant from September 2007, where he was a director from November 2000 until October 2007. Mr. Doyle has served as Chairman of the board of directors of Texas First Bank, an independent community bank, since October 1972 and Chairman and Chief Executive Officer of Texas Independent Bancshares, Inc., a financial services holding company, since March 1979. From January 1996 to December 1998, Mr. Doyle served on the Federal Advisory Council to the Board of Governors of the Federal Reserve in Washington, D.C., and from January 1985 to December 1991, as a director of the Federal Reserve Bank in Dallas, Texas. He also served as Mayor of the City of Texas City from May 1990 to May 2000. Mr. Doyle holds a Bachelor of Business Administration degree in Management and Economics from the University of Oklahoma and a Master of Business Administration degree from the University of Houston.

Peter Hawkins, age 54, has served as a regional director of Visa Inc. from our AP region since October 2007. Mr. Hawkins served as a director of Visa International from October 2001 to October 2007 and a director of Inovant from November 2001 to February 2005 and from October 2005 to April

2006. Mr. Hawkins served in positions of increasing responsibility with Australia and New Zealand Banking Group Limited since joining in December 1971, most recently as Group Managing Director, Group Strategic Development from April 2002 to his retirement in December 2005. He is a non-executive director of Mirvac Group, the Treasury Corporation of Victoria, Liberty Financial Pty Ltd., Westpac Banking Corporation and Clayton Utz. He was also the Chairman of the board of directors of Visa AP from May 2005 to October 2007. Mr. Hawkins holds a Bachelor of Commerce and Administration degree from Victoria University, Wellington, New Zealand.

David I. McKay, age 45, has served as a regional director of Visa Inc. from our Canada region since October 2007. Mr. McKay is Group Head of Canadian Banking, Royal Bank of Canada. Previously, he served as the Chairman of Visa Canada from May 2006 to October 2007, a director of Visa Canada from March 2005 to October 2007, and a director of Visa International from April 2007 to October 2007. Mr. McKay was also the Executive Vice President of Personal Financial Services at Royal Bank of Canada from October 2006 to April 2008. Prior to this role, he served in positions of increasing responsibility since joining Royal Bank of Canada in 1988, including as Head of Personal Banking from October 2005 to October 2006 and Senior Vice President of Financing Products from October 2003 to October 2005. Mr. McKay holds a Bachelor of Mathematics degree from the University of Waterloo and a Master of Business Administration degree from the Ivey Business School at University of Western Ontario.

Charles W. Scharf, age 43, has served as a regional director of Visa Inc. from our U.S.A. region since October 2007. Mr. Scharf served as a director of Visa U.S.A. from May 2003 to October 2007. Mr. Scharf also has served as Chief Executive Officer of Retail Financial Services at JPMorgan Chase & Co. since July 2004 and Chief Executive Officer of the retail division of Bank One Corporation from May 2002 to July 2004. Prior to this, he was Chief Financial Officer/Executive Vice President at Bank One Corporation from 2000 to 2002, Chief Financial Officer of the Corporate and Investment Bank division at Citigroup, Inc. from 1999 to 2000 and Chief Financial Officer at Salomon Smith Barney and its predecessor company from 1995 to 1999. Mr. Scharf was also a director of Travelers Property Casualty Corporation from September 2002 to September 2005. He holds a Bachelor of Arts degree from The John Hopkins University and a Master of Business Administration degree from New York University.

Segismundo Schulin-Zeuthen, age 64, has served as a regional director of Visa Inc. from our LAC region since October 2007. Mr. Schulin-Zeuthen served as a director of Visa International from July 2003 to October 2007, as Chairman of the board of directors of Visa LAC from March 2003 to October 2007, and as a director of Inovant from February 2004 to October 2007. Mr. Schulin-Zeuthen also served as a member of the board of directors of Banco de Chile from May 1999 to March 2007 and was Chairman of the board of directors from May 1999 to March 2004. Previously, he was President and Chief Executive Officer of Banco de Chile from 1987 to May 1999. He also is a director of Sonda S.A. Mr. Schulin-Zeuthen holds a Bachelor of Science degree in Commercial Engineering from the Universidad de Chile.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES TO SERVE AS CLASS I DIRECTORS.

PROPOSAL 2

ELECTION OF CLASS II DIRECTORS

The six nominees to serve as Class II directors until our 2012 annual meeting of stockholders are Joseph W. Saunders, Thomas Campbell, Gary Coughlan, Mary B. Cranston, Francisco Javier Fernandez-Carbajal and Suzanne Nora Johnson, each of whom is currently a director on our board of directors. Our nominating and corporate governance committee has reviewed the qualifications of each of the nominees for election and unanimously has recommended that each nominee be submitted for election to the board of directors at the annual meeting. Our board of directors approved the recommendation at its meeting on January 22, 2009. If elected at the annual meeting, each of the nominees will serve until the date of our 2012 annual meeting, or until a successor is elected and qualified.

The board of directors expects each nominee to be available for election. If a nominee declines or is unable to act as a director, your proxy may be voted for any substitute candidate nominated by the board of directors. In accordance with our bylaws, the six nominees receiving the most “For” votes will be elected as Class II directors. Biographical information for each of the nominees for election as Class II directors as of the date of this proxy statement is provided below.

Thomas J. Campbell, age 56, has served as a director of Visa Inc. since October 2007. Mr. Campbell is a Professor of Business at the Haas School of Business of the University of California, Berkeley. He served as Bank of America Dean of the Haas School of Business from August 2002 to December 2004, and from December 2005 to June 2008. He was Director of the California Department of Finance from December 2004 to November 2005. He was a Professor at Stanford Law School from September 1987 to August 2002 and Associate Professor from June 1983 to September 1987. Mr. Campbell currently serves on the board of directors of FormFactor, Inc., a manufacturer of wafer probe cards, and is “of counsel” to the law firm of Gibson, Dunn, & Crutcher LLP. Mr. Campbell holds a Bachelor of Arts degree and Masters degree in Economics from the University of Chicago, a J.D. degree from Harvard Law School and a Ph.D. in Economics from the University of Chicago.

Gary P. Coughlan, age 65, has served as a director of Visa Inc. since October 2007. Mr. Coughlan was the Chief Financial Officer and Senior Vice President of Finance of Abbott Laboratories from May 1990 to March 2001. Mr. Coughlan holds a Bachelor of Arts degree in Economics from St. Mary’s College, a Masters degree in Economics from the University of California, Los Angeles and a Master of Business Administration degree from Wayne State University.

Mary B. Cranston, age 61, has served as a director of Visa Inc. since October 2007. Ms. Cranston is currently the Firm Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. She was the Chair and Chief Executive Officer of Pillsbury from January 1999 until April 2006, and continued to serve as Chair of Pillsbury until December 2006. She currently serves as a director of GrafTech International, Ltd., a manufacturer of carbon and graphite products, Juniper Networks, Inc., and International Rectifier Corporation. Ms. Cranston holds an A.B. degree in Political Science from Stanford University, a J.D. degree from Stanford Law School and a Master of Arts degree in Educational Psychology from the University of California, Los Angeles.

Francisco Javier Fernandez-Carbajal, age 53, has served as a director of Visa Inc. since October 2007. Mr. Fernandez-Carbajal has been a consultant for public and private investment transactions and a wealth management advisor since January 2002. From July 2000 to January 2002, Mr. Fernandez-Carbajal served as Chief Executive Officer of the Corporate Development Division of Grupo Financiero BBVA Bancomer, a financial institution in Mexico. Prior to this role, he served in other senior executive positions since joining Grupo Financiero BBVA Bancomer in September 1991, including as President from October 1999 to July 2000. Mr. Fernandez-Carbajal currently serves as

Chairman of the Board of Primero Fianzas, a private surety company in Mexico. He is also a director of Fomento Economico Mexicano, a beverage company in Latin America, Grupo Aeroportuario del Pacifico, a company that operates airports in Mexico, and Fresnillo, PLC, a precious metal mining company with operations based in Mexico. Mr. Fernandez-Carbajal holds a degree in Mechanical & Electrical Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey and a Master of Business Administration degree from the Harvard Business School.

Suzanne Nora Johnson, age 51, has served as a director of Visa Inc. since October 2007. Ms. Nora Johnson was a Vice Chairman of The Goldman Sachs Group, Inc. from November 2004 to January 2007. Prior to this role, she served in several senior management positions at Goldman Sachs since joining in December 1985, including as head of the Global Investment Research Division from February 2002 to January 2007, as Chairman of the Global Markets Institute from November 2004 to January 2007 and as a member of the management committee from February 2002 to January 2007. She currently serves on the board of directors and the finance committee, as well as the compensation and management committee, of the American International Group, Inc., a global insurance and financial services company, the audit committee and the acquisition committee of the board of directors of Intuit Inc., a provider of business, financial management and tax solutions, and the audit committee of Pfizer Inc., a research-based global pharmaceutical company. Ms. Nora Johnson holds a Bachelor of Arts degree in Economics, Philosophy/Religion and Political Science from the University of Southern California and a J.D. degree from Harvard Law School.

Joseph W. Saunders, age 63, was named Chairman and Chief Executive Officer of Visa Inc. in May 2007 after having been designated Executive Chairman in February 2007. Prior to this role, he served Visa International as Executive Chairman of the transition governance committee and officially began serving as Chairman and Chief Executive Officer of Visa Inc. upon its formation in May 2007. Prior to joining Visa International, he served as President of Card Services for Washington Mutual, Inc. since the acquisition of Providian Financial Corporation in October 2005. Mr. Saunders was President and Chief Executive Officer of Providian from November 2001, and Chairman of the board of directors from May 2002 until Washington Mutual’s acquisition of Providian in 2005. From 1997 until 2001, Mr. Saunders served as Chairman and Chief Executive Officer of Fleet Credit Card Services at FleetBoston Financial Corporation. Mr. Saunders served as a member of the board of directors of Visa U.S.A. from October 2002 to February 2007 and Visa International from October 2005 to February 2007, when he resigned from the boards of directors of Visa U.S.A. and Visa International to take the Executive Chairman position of the Visa transition governance committee. From 1993 to 1997, while Mr. Saunders was at Household Finance Corporation, he served as a member of the boards of directors of MasterCard International Inc. and MasterCard U.S.A., and was elected Chairman of MasterCard International’s board of directors in 1996. He holds a Bachelor of Science degree in Business Administration and a Master of Business Administration degree, both from the University of Denver.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES TO SERVE AS CLASS II DIRECTORS.

Our Class III Directors Continuing in Office Until Our 2010 Annual Meeting

Our Class III directors will continue to serve as members of our board of directors until their terms expire on the date of our 2010 annual meeting, or until their successors are elected and qualified. Biographical information for each of the Class III directors as of the date of this proxy statement is provided below.

Robert W. Matschullat, age 61, has served as a director of Visa Inc. since October 2007. Mr. Matschullat is a private equity investor. He served as the interim Chairman and interim Chief Executive Officer of The Clorox Company from March 2006 to October 2006. He also served as the Vice Chairman of the board of directors and as Chief Financial Officer of the Seagram Company Limited, a global company with entertainment and beverage operations, from 1995 until 2000. Previously, he was head of worldwide investment banking at Morgan Stanley & Co. Incorporated from 1991 to 1995 and served on the board of directors of Morgan Stanley from 1992 to 1995. Mr. Matschullat serves on the board of directors of The Clorox Company and The Walt Disney Company. Mr. Matschullat holds a Bachelor of Arts degree in Sociology from Stanford University and a Master of Business Administration degree from the Stanford Graduate School of Business.

Cathy Elizabeth Minehan, age 62, has served as a director of Visa Inc. since October 2007. Ms. Minehan retired from the Federal Reserve Bank of Boston in July 2007 after serving 39 years with the Federal Reserve System, including most recently as the President and Chief Executive Officer of the Federal Reserve Bank of Boston from July 1994 to July 2007, a member of the Federal Open Market Committee from July 1994 to July 2007 and First Vice President and Chief Operating Officer of the Federal Reserve Bank of Boston from July 1991 to July 1994. Ms. Minehan has served as Managing Director of Arlington Advisory Partners, an advisory services firm, since July 2007. She also currently serves as a director and member of the audit committee of Becton, Dickinson and Company, a medical technology company, and as a director on several not-for-profit boards of directors, including the board of directors of Massachusetts General Hospital and the University of Rochester. Ms. Minehan holds a Bachelor of Arts degree in Political Science from the University of Rochester and a Master of Business Administration degree from New York University.

David J. Pang, age 65, has served as a director of Visa Inc. since October 2007. Mr. Pang has been an adjunct Professor in the Faculty of Business Administration of The Chinese University of Hong Kong since 2002 and the Faculty of Business of City University of Hong Kong since 2004. He served as Chief Executive Officer of the Airport Authority of Hong Kong from January 2001 to February 2007. He was Corporate Vice President of E.I. DuPont de Nemours and Company and the Chairman of DuPont Greater China from 1995 to 2000. Mr. Pang currently serves as Chief Executive Officer of Kerry Group Kuok Foundation Limited, a charitable organization, and is Chairman of the board of directors of SCMP Group Limited, a newspaper and magazine publishing company. He holds a Masters degree in Engineering from the University of Rhode Island and a Ph.D. in Engineering from the University of Kentucky.

William S. Shanahan, age 68, has served as a director of Visa Inc. since October 2007. Mr. Shanahan was the President of Colgate-Palmolive Company from 1992 to September 2005. He is currently on the board of directors and audit committee of Diageo PLC, a premium drinks business with a collection of international brands. He is a director of Life Technologies Corporation, a global biotechnology tools company and MSD Performance Group, a privately held U.S. company. He is also a Management Advisor to Value Act Capital of San Francisco. He holds a Bachelor of Arts degree in Geography from Dartmouth College.

John A. Swainson, age 54, has served as a director of Visa Inc. since October 2007. Mr. Swainson served as a director of Visa U.S.A. from April 2006 to October 2007. Since February 2005, Mr. Swainson has served as Chief Executive Officer of CA, Inc., an information technology management software company, and he has served as President and a director of the company since November 2004. Prior to his joining CA, Mr. Swainson was the Vice President of Worldwide Sales for IBM’s Software Group from July 2004 to November 2004. Previously, he was General Manager of the Application Integration Middleware division of IBM from 1997 to 2004. He also serves as a director of Cadence Design Systems, an electronic design automation technologies and engineering services company. Mr. Swainson holds a Bachelor of Applied Science degree in Engineering from the University of British Columbia.

CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, our Chief Financial Officer, our General Counsel and Corporate Secretary, and other officers and employees, and by reviewing materials provided to them and participating in meetings of the board of directors and its committees.

Board Committees

The current standing committees of the board of directors are the nominating and corporate governance committee, the audit and risk committee, and the compensation committee. The table below provides membership (M) and chairmanship (C) information for each committee for fiscal years 2008 and 2009.

Fiscal 2008 and 2009 Committee Memberships

Name	Audit and Risk	Nominating and Corporate Governance	Compensation
Thomas J. Campbell		C	M
Gary P. Coughlan	M
Mary B. Cranston	M
Francisco Fernandez-Carbajal	M
Suzanne Nora Johnson		M	M
Robert W. Matschullat	C
Cathy E. Minehan	M
David J. Pang		M
William S. Shanahan		M	C
John A. Swainson			M

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee provides assistance to our board of directors in, among other things, identifying individuals qualified to become our directors and selecting, or recommending that our board of directors select, nominees for our board of directors; developing and recommending to the board a set of corporate governance guidelines applicable to the Company; and overseeing the evaluation of the board and executive management. The current members of the nominating and corporate governance committee are Thomas J. Campbell (Chairperson), Suzanne Nora Johnson, David J. Pang and William S. Shanahan, each of whom has been determined to be “independent” under applicable stock exchange rules. Our nominating and corporate governance committee operates pursuant to a written charter, which is posted on our website at http://www.visa.com. Our corporate governance guidelines, which are also posted on our website at http://www.visa.com, were amended in January 2009. Stockholders may request a printed copy of our corporate governance guidelines or any of our committee charters by following the instructions under “Additional Information – Communicating with Us.” The nominating and corporate governance committee held four meetings in fiscal 2008.

Audit and Risk Committee and Audit and Risk Committee Financial Expert

Our audit and risk committee provides assistance to our board of directors in, among other things, fulfilling its responsibilities with respect to its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. The audit and risk committee also is responsible for the selection, retention, termination, compensation and oversight of the work of our independent registered public accounting firm, and for reviewing and discussing with the Company’s management the disclosures required to be included in our annual filings. The current members of the audit and risk committee are Robert W. Matschullat (Chairperson), Gary P. Coughlan, Mary B. Cranston, Francisco Javier Fernandez-Carbajal and Cathy Elizabeth Minehan, each of whom has been determined by our board to be independent under applicable stock exchange and SEC rules. Robert W. Matschullat is an “audit committee financial expert” as that term is defined under SEC rules. The audit and risk committee operates pursuant to a written charter, which is posted on our website at http://www.visa.com. The audit and risk committee held seven meetings in fiscal 2008. No member of the audit and risk committee simultaneously serves on the audit committees of more than three public companies.

Compensation Committee

Our compensation committee provides assistance to our board of directors in, among other things, fulfilling its responsibilities with respect to: (1) establishing and reviewing the overall compensation philosophy of the Company; (2) reviewing and approving corporate goals and objectives relevant to the CEO and other executive officers’ compensation, including annual performance objectives; (3) evaluating the performance of the CEO and other executive officers in light of these goals and objectives and, based on such evaluation, determining and approving the annual compensation of the CEO and other executive officers, including salary, bonus, stock options and other benefits; (4) reviewing and recommending to the full board the compensation of our directors; and (5) monitoring the Company’s incentive and equity-based compensation plans. The compensation committee also is responsible for reviewing and discussing with the Company’s management the compensation disclosures required to be included in the Company’s annual filings. The current members of the compensation committee are William S. Shanahan (Chairperson), Thomas J. Campbell, Suzanne Nora Johnson, and John A. Swainson, each of whom has been determined by our board to be independent under applicable stock exchange rules. The compensation committee operates pursuant to a written charter, which is posted on our website at http://www.visa.com. The compensation committee held four meetings in fiscal 2008.

Nomination of Directors

Candidates for nomination to the board of directors are selected by the nominating and corporate governance committee in accordance with our corporate governance guidelines and the committee’s charter. Our corporate governance guidelines provide that the nominating and corporate governance committee will consider director candidates who are timely proposed by our stockholders and are otherwise in accordance with our bylaws and other procedures established from time to time by the nominating and corporate governance committee. On October 16, 2008, we announced that the board of directors approved and adopted amendments to our bylaws clarifying that stockholders seeking to nominate directors may nominate one or more persons for election as directors at a stockholders’ meeting pursuant to Section 2.5(a) of our byaws, only if the stockholder has given timely notice thereof in proper written form to the Corporate Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the stockholders’ meeting; provided, however, that if less than one hundred (100) days’ notice or other prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. To be in proper written form a stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(i) a brief description of the business proposed and/or persons nominated, as applicable, and the reasons for proposing such business or making such nomination;

(ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business or making such nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

(iii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made;

(iv) with respect to any nomination, (A) a description of all arrangements and understandings (whether or not in writing) between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made, (B) the name, age, business address and residence address of such nominee, (C) the class, series and number of shares of capital stock of the Company owned beneficially and of record by such nominee and (D) the written consent of the proposed nominee to being named in the solicitation material and to serving as a director if elected;

(v) a description of any negotiations, transactions or contacts during the past two years between the stockholder or its affiliates and any other person (including the identity of such other person) concerning any take-over bid, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, distribution, stock purchase or other extraordinary transaction involving the Company or any of its subsidiaries or the assets or securities of the Company or any of its subsidiaries;

(vi) a description of any negotiations, transactions or contacts during the past two years between the stockholder or its affiliates and any other person (including the identity of such other person) concerning any solicitation of proxies or consents from stockholders, any stockholder proposal, the election, removal or appointment of directors or executive officers of the Company or any of its subsidiaries or the policies, affairs or strategy of the Company or any of its subsidiaries; and

(vii) such other information regarding each nominee or matter of business to be proposed as would be required to be included in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the Exchange Act).

As a result of our restructuring, special procedures apply to the nomination of candidates to fill vacancies on the board of Class I directors after April 30, 2009 and prior to the date of our annual meeting occurring in calendar year 2011. Our certificate of incorporation and bylaws provide that any such vacancies on the board of directors for our Class I directors will be filled with directors nominated by a representative sample of the financial institutions participating in the payments system operated by the Company and its subsidiaries and which are organized under the laws of countries (or their respective states, provinces, territories or dominions) falling within the geographic region to which such Class I director pertains, as our board of directors may determine in its sole discretion, which is referred to as the regional nominating committee. If the board of directors does not approve a nominee submitted by the regional nominating committee, the vacancy will be filled by a director elected at a special meeting of our class A stockholders.

The foregoing summary is qualified in its entirety by reference to our bylaws and our certificate of incorporation.

Lead Independent Director

In addition to the Chairman of our board of directors, our corporate governance guidelines and bylaws provide that the board of directors shall elect one of the independent directors to serve as the Lead Director, having the duties and responsibilities set forth in our bylaws. On April 23, 2008, the board of directors, on the recommendation of the nominating and corporate governance committee, reelected John A. Swainson to serve as the Lead Director for the term of one year, or until his earlier death, resignation, removal or disqualification as an independent director. As the Lead Director, Mr. Swainson is responsible for, among other things: (1) chairing executive sessions of the non-management and independent directors; (2) chairing meetings of the board of directors in certain circumstances; (3) acting as a liaison between the board of directors and the Chief Executive Officer; (4) overseeing the evaluation of individual members of the board of directors and the Chief Executive Officer; and (6) advising on the agenda and schedule of meetings of the board of directors.

The foregoing summary is qualified in its entirety by reference to our bylaws and corporate governance guidelines.

Attendance at Board of Directors, Committee and Annual Stockholders’ Meetings

The board of directors met eight times during fiscal 2008: six were regularly scheduled meetings and two were special meetings. Each director attended at least 75% of all board and applicable committee meetings (held during the period that such director served) in fiscal 2008. The board of directors held eight executive sessions during fiscal 2008.

It is the policy of the Company that all members of our board of directors should endeavor to attend annual meetings of stockholders at which directors are elected. This year’s annual meeting will be the first such annual meeting of the stockholders of Visa Inc.

Independence of Directors

Pursuant to the corporate governance listing standards of the NYSE, a majority of the board of directors (and each member of the audit and risk, compensation and nominating and corporate governance committees) must be independent. Our board of directors has adopted director independence standards, which are contained in our corporate governance guidelines, to assist in its determination of director independence. No director will be considered “independent” unless the board of directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). When making “independence” determinations, the board of directors broadly considers all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. When assessing the materiality of a director’s relationship with the Company, the board of directors considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In addition, the board of directors applies the independence standards set by the NYSE, which are included in the independence guidelines set forth below.

In accordance with the NYSE Listed Company Manual and our certificate of incorporation, our board of directors established the following guidelines to assist in determining director “independence”:

Subject to the NYSE Listed Company Manual, including its Commentary (and any exceptions stated therein), a director will not be independent if: (i) the director is, or has been within the last three years, employed by the Company, or an immediate family member of the director is, or has been within the last three years, employed by the Company as an executive officer; (ii) the director or an immediate family member of the director has received, during any twelve month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); (iii) (a) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (b) the director is a current employee of such a firm, (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; (iv) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or receives payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent (2%) of such other company’s consolidated gross revenues.

The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) relationships involving the provision of products or services either by or to the Company or its subsidiaries or affiliates and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is (or at the time of the transaction, was) a partner, stockholder, officer, employee or director so long as the following conditions are satisfied: the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers; and the payments to, or payments from, the Company for such products or services do not, in any single fiscal year, equal or exceed the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of such other company or charitable organization; (ii) if a director is a former director, officer or employee of another company that is or was a member of Visa International Service Association, Visa U.S.A. Inc., Visa Europe Limited, Visa Canada Association or was otherwise a participant in the Visa payments system, and such director has been retired from, or otherwise terminated, such director, officer or employment position for a period of at least two (2) years and has no other material relationship with such other company (other than the receipt of pension or other customary retirement benefits or deferred compensation for prior service); (iii) if a director beneficially owns, or is an employee of another company that beneficially owns, less than 10% of the Company’s common equity; (iv) if a director is an executive officer or an employee of another company to which the Company is indebted, and the total amount of interest and other fees payable to such other company do not equal or exceed the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of such other company; and (v) if a director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than the greater of $1,000,000 and two percent (2%) of that organization’s consolidated gross revenue. Our board of directors will annually review all commercial, charitable and other relationships of the directors.

A director will not be independent if the director does not meet the definition of “Independent Director” as set forth in our certificate of incorporation.

For the purpose of applying these director independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. When applying the look-back provisions described above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Our nominating and corporate governance committee and our board of directors has determined that Thomas J. Campbell, Gary P. Coughlan, Mary B. Cranston, Francisco Javier Fernandez-Carbajal, Suzanne Nora Johnson, Robert W. Matschullat, Cathy Elizabeth Minehan, David J. Pang, William S. Shanahan and John A. Swainson qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by our board of directors as set forth above. In the course of their determination regarding the independence of each of these directors, our nominating and corporate governance committee and board of directors considered any transactions, relationships and arrangements as required by Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by our board of directors as set forth above.

In particular, the nominating and corporate governance committee and our board of directors considered certain financial services, commercial, familial and other relationships between each director and his or her immediate family members or affiliated entities, on the one hand, and Visa and its subsidiaries, on the other hand. The nominating and corporate governance committee and our board of directors specifically considered the following relationships, each of which satisfied the NYSE “bright line” independence standards and are consistent with the independence requirements set forth in our certificate of incorporation:

•

Mr. Swainson is the CEO of CA, Inc. (CA), an information technology company that provides certain software products and related services to Visa in the ordinary course of business. Visa’s relationship with CA predated Mr. Swainson’s election to the board, and he has played no role in the dealings of CA with Visa. The nominating and corporate governance committee and our board of directors concluded that the services provided by CA to Visa are on commercially reasonable terms and would not impede the exercise of independent judgment by Mr. Swainson.

•

Ms. Nora Johnson is a member of the board of directors of American International Group, Inc. (AIG), a holding company which, through its subsidiaries, provides insurance products to Visa, issues Visa cards and uses the Visa network to process Visa card payments, all in the ordinary course of business. In addition, prior to January 15, 2007, Ms. Nora Johnson served as an executive officer of the Goldman Sachs Group, Inc., a financial services company which, through its affiliate, provides investment banking and certain related financial services to Visa in the ordinary course of business. Visa’s relationship with AIG and Goldman Sachs predated Ms. Nora Johnson’s election to the board, and she has played no role in the dealings of either company with Visa. The nominating and corporate governance committee and our board of directors concluded that the services provided by AIG and Goldman Sachs to Visa are on commercially reasonable terms and that neither relationship would impede the exercise of independent judgment by Ms. Nora Johnson.

•

Ms. Minehan’s spouse holds a senior management position as a managing director of the Goldman Sachs Group, Inc., a financial services company which, through its affiliate, provides investment banking and certain related financial services to Visa in the ordinary course of business. Visa’s relationship with Goldman Sachs predated Ms. Minehan’s election to the board, and neither she nor her husband has played a role in the dealings of Goldman Sachs with Visa. The nominating and corporate governance committee and our board of directors concluded that the services provided by Goldman Sachs to the Company are on commercially reasonable terms and would not impede the exercise of independent judgment by Ms. Minehan.

•

Ms. Cranston’s daughter married a Visa U.S.A employee, Russell Hamilton, in September 2008. While Mr. Hamilton is not an executive officer of the Company, his compensation exceeds $120,000 per year. Accordingly, Mr. Hamilton is both a “Related Party” and his employment is a “Related Party Transaction” for purposes of the Company’s Statement of Policy with Respect to Related Party Transactions. Both the audit and risk committee, with Ms. Cranston abstaining, and the nominating and corporate governance committee reviewed the circumstances surrounding Mr. Hamilton’s employment and his relationship to Ms. Cranston and concluded that they are not material. Accordingly, the audit and risk committee, with Ms. Cranston abstaining, approved Mr. Hamilton’s continued employment and compensation, and the nominating and corporate governance committee determined that the relationship would not impede the exercise of independent judgment by Ms. Cranston.

•

Contributions to certain charitable organizations with which our independent directors are affiliated were reviewed by the nominating and corporate governance committee and the board of directors. The contributions were found to comply with the NYSE’s independence standards and our corporate governance guidelines and were determined would not impede the exercise of independent judgment by our independent directors.

Due to their positions as senior executives or former senior executives of our client financial institutions, all of our Class I directors are not considered to be independent. A discussion of our transactions with entities related to Class I directors is contained in this proxy statement under the heading: “Review, Approval or Ratification of Transactions with Related Persons.”

Code of Ethics

Our Chief Executive Officer and senior financial officers, whom we refer to collectively as senior officers, are required to comply with the Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers adopted by our board of directors (the Codes). The Codes require the senior officers to engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provide mechanisms to report unethical conduct. Our senior officers will be held accountable for their adherence to the Codes. If we amend or grant any waiver from a provision of our Codes, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website or by filing a report on Form 8-K.

A copy of each of the Codes is available on our website at http://www.visa.com. Stockholders may request a printed copy of the Codes by following the instructions under “Additional Information—Communicating with Us.”

Communication with the Board of Directors

Stockholders and other interested parties may send communications in writing to any or all members of the board of directors (including the Lead Director, the Chairman, or the non-management directors as a group) by mail or electronically. All such correspondence can be sent to the director(s) by email to board@visa.com or by mail c/o the Company’s General Counsel and Corporate Secretary, P.O. Box 8999, San Francisco, California 94128. All communications must be accompanied by the following information: a) if the person submitting the communication is not a security holder and is submitting the communication as an interested party, the nature of the person’s interest in the Company; b) any special interest, meaning an interest not in the capacity of a stockholder of the Company, of the person in the subject matter of the communication; and c) the address, telephone number and email address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to the board of directors: a) communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers and suppliers) generally; b) communications that advocate the Company’s engaging in illegal activities; c) communications that, under community standards, contain offensive, scurrilous or abusive content; d) communications that have no rational relevance to the business or operations of the Company (it being understood, however, that issues of social concern arising by reason of the business and operations of the Company are not intended to be excluded under this criterion); and e) communications that constitute a stockholder proposal under Rule 14a-8 of the Exchange Act and/or under the Company’s certificate of incorporation and bylaws, which must comply with the procedures set forth in Rule 14a-8 and the Company’s organizational documents.

Our Review Officer will review each communication to determine whether it satisfies the procedural requirements for submission and whether the substance of the communication is of a type that is not appropriate for delivery to the directors. Communications determined to meet the procedural and substantive requirements will be delivered to the specified member of the board, non-management directors as a group or all members of the board, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the board. Communications of a more urgent nature will be referred to the General Counsel and Corporate Secretary or the Chief Corporate Counsel in the Company’s legal department, who will determine whether it should be delivered more promptly. If a communication involves accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Company’s Code of Business Conduct and Ethics, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, the Review Officer will refer the communication to the General Counsel and Corporate Secretary or the Chief Corporate Counsel. The communication will be forwarded to the chair of the audit and risk committee if the General Counsel or Chief Corporate Counsel determines that the matter has been submitted in conformity with the Company’s whistleblower procedures or otherwise determines that the communication should be so directed. The Company’s whistleblower procedures can be found within our Code of Business Conduct and Ethics on our website at http://www.visa.com.

The Company’s acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On February 1, 2008, the audit and risk committee of the board of directors adopted a written Statement of Policy with Respect to Related Party Transactions (the Policy) governing any transaction, arrangement and relationship between the Company and any Related Party where the aggregate amount will or may exceed $120,000 and any Related Party had, has or will have a direct or indirect material interest (Related Party Transactions). Under the Policy, the audit and risk committee or its management delegate(s) shall review Related Party Transactions and may approve such transactions only if it is determined that such transactions are in, or not inconsistent with, the best interests of the Company and its stockholders. In the event the Company becomes aware of a Related Party Transaction that was not previously approved or ratified under the Policy, the audit and risk committee or management delegate(s) shall evaluate all options available to the Company, including ratification, revision or termination of the Related Party Transaction. The Policy does not supersede any other Company policy and is intended to augment and work in conjunction with other Company policies having code of conduct and/or conflict of interest provisions.

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the course of our ordinary business activities.

Some of our directors, executive officers, greater than five percent stockholders and their immediate family members (each, a Related Party) may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not have knowledge of them. To the Company’s knowledge, since the adoption of the Policy no Related Party has had a material interest in any of our ongoing business transactions or relationships other than as described below. There are no other transactions or relationships with these entities outside the ordinary course.

JPMorgan Chase Bank, National Association

Charles W. Scharf, a member of our board of directors, is the Chief Executive Officer of Retail Financial Services at JPMorgan Chase & Co. JPMorgan Chase Bank, N.A. and Visa U.S.A. entered into a master agreement, effective January 1, 2005 and amended and supplemented March 31, 2005, pursuant to which JPMorgan Chase agreed, among other things, to issue Visa-branded credit and debit cards in exchange for certain pricing terms, payments and other incentives. Visa U.S.A. and its affiliates provide, among other things, authorization, processing, settlement, account support, advertising and promotional services to JPMorgan Chase. Operating revenues recognized as a result of fees paid, net of incentives, from JPMorgan Chase and its affiliates were $501 million in fiscal 2008.

Though JPMorgan Chase is one of our largest customers globally, the terms we provide to JPMorgan Chase, including pricing terms, payments and other incentives, are substantially similar in structure and value to the terms provided to our other customers, whether or not affiliated with us, except to the extent such terms are adjusted based on customer size. Due to its relative customer size and contribution to our revenue, JPMorgan Chase generally receives terms which, in the aggregate, are more favorable than the terms afforded to our other customers that produce less revenue for us. For example, our standard pricing is tiered and rates decrease as a customer generates greater volume. In addition, JPMorgan Chase, along with over 450 Visa U.S.A. customers, meets the eligibility requirements of our U.S. partnership program and receives additional tiered pricing discounts applied to our standard pricing. JPMorgan Chase also receives additional incentives consisting of cash payments and other incentives, that we offer to selected customers, typically our larger customers, in exchange for their commitment to generate certain payments volume using Visa-branded products for an agreed period of time. The total value of these incentives varies and is primarily based on the size of the customer. Consistent with most of our larger customer relationships, our relationship with JPMorgan Chase in certain circumstances may be terminated on relatively short notice.

Further, JPMorgan Chase is a party to the Company’s $3.0 billion five-year revolving credit facility that was entered into on February 15, 2008. No amounts were outstanding under the credit facility at any time and no interest has been paid.

Texas Independent Bancshares Inc.

Texas Independent Bancshares, Inc. is a non-equity member of Visa U.S.A. Charles T. Doyle, our regional director from our U.S.A. region, is the Chairman of the Board, Chief Executive Officer and a major stockholder of Texas Independent Bancshares. In October 2004, Texas Independent Bancshares was named as a defendant in the interchange litigation which comprises a part of our covered litigation. Texas Independent Bancshares is also a party to a joint defense agreement relating to the interchange litigation. Pursuant to a Visa U.S.A. board of directors resolution dated April 18, 2007, which was approved by a majority of the independent directors of Visa U.S.A., Visa U.S.A. reimburses Texas Independent Bancshares for reasonable costs and expenses incurred in defending itself in the interchange litigation and as a participant in the joint defense agreement. In the board resolution, the Visa U.S.A. board of directors noted its belief that Texas Independent Bancshares would not have been named as a defendant in the interchange litigation absent Mr. Doyle’s being a member of the Visa U.S.A. board. Visa U.S.A. reimbursed Texas Independent Bancshares $101,000 in fiscal 2006, $483,000 in fiscal 2007 and $260,000 in fiscal 2008. This agreement was entered into prior to the adoption of the Policy, but was subsequently ratified by the audit and risk committee of our board, which found that it is in, or not inconsistent with, the best interests of the Company and its stockholders.

Royal Bank of Canada

Royal Bank of Canada (RBC) is a participant in the Visa system. David McKay, our regional director from our Canada region, is Group Head of Canadian Banking for RBC. As part of our reorganization, RBC incurred costs associated with its filing for regulatory clearance under the U.S. competition laws. Visa agreed to reimburse RBC for certain of these expenses. RBC subsequently requested reimbursement in the amount of $125,000. In July 2008, Visa paid this amount. The reimbursement agreement was entered into prior to the adoption of the Policy.

Relationship with a Visa U.S.A. Employee

Mary B. Cranston is one of our independent directors. In September 2008, Ms. Cranston’s daughter married a Visa U.S.A employee, Russell Hamilton. More information regarding this relationship is contained in this proxy statement under the heading “Corporate Governance – Independence of Directors”.

EXECUTIVE OFFICERS

Biographical data for each of our current executive officers is set forth below, excluding Mr. Saunders’s biography, which is included under the heading “Election of Directors Proposal 2 – Election of Class II Directors” above.

John C. (Hans) Morris, age 50, joined Visa Inc. as President in July 2007. From November 2002 until joining Visa Inc., he served as Chief Financial Officer of Citi Markets & Banking (CMB), the capital markets, banking and transaction services business of Citigroup Inc. In this capacity, he was responsible for finance, operations and technology for CMB. Prior to this role, he served in positions of increasing responsibility with Salomon Smith Barney and its predecessor companies for 22 years, including most recently as Vice Chairman and Chief Operating Officer of the Salomon Smith Barney Investment Banking Division from March 2000 to November 2002. Mr. Morris holds a Bachelor of Arts degree from Dartmouth College.

John M. Partridge, age 59, is the Chief Operating Officer of Visa Inc. He joined Visa U.S.A. in October 1999 and served as President and Chief Executive Officer of Inovant from November 2000 until 2007. He is a director of Cigna Corporation, a health services company. From 1998 until joining Visa, Mr. Partridge served as Senior Vice President and Chief Information Officer of Unum Provident Corp., where he led a corporate restructuring initiative and had direct responsibility for technology and operations. From 1989 to 1998, Mr. Partridge was Executive Vice President for Credicorp Inc., where he was responsible for consumer banking, technology and operations. Prior to joining Credicorp Inc., Mr. Partridge held various management positions with Wells Fargo Bank. Mr. Partridge holds a Bachelor of Science degree in Economics from the University of California, Berkeley.

Byron H. Pollitt, age 57, joined Visa Inc. as Chief Financial Officer in September 2007. Prior to joining Visa Inc., he worked at Gap Inc. from January 2003 until September 2007, as Executive Vice President and Chief Financial Officer. Before joining Gap, he worked at The Walt Disney Company from 1990 until January 2003, including most recently as the Executive Vice President and Chief Financial Officer of Walt Disney Parks and Resorts. Mr. Pollitt holds a Bachelor of Science degree in

Business Economics from the University of California, Riverside and a Master of Business Administration degree from Harvard University.

Joshua R. Floum, age 50, was appointed as General Counsel and Corporate Secretary of Visa Inc. in July 2007. Prior to that, since January 2004, he served as Executive Vice President, General Counsel and Secretary for Visa U.S.A. Prior to joining Visa U.S.A., he was a partner in the law firms of Holme, Roberts & Owen LLP from 2001 to 2004, Legal Strategies Group from 1996 to 2001 and Heller Ehrman White & McAuliffe LLP from 1985 to 1996. Mr. Floum holds a Bachelor of Arts degree in Economics and Political Science from the University of California, Berkeley and a J.D. degree from Harvard Law School.

Ellen Richey, age 59, joined Visa Inc. as the Chief Enterprise Risk Officer in September 2007. Prior to joining Visa Inc., she was the Senior Vice President, Enterprise Risk Management and Executive Vice President, Card Services at Washington Mutual from October 2005 until June 2006. From October 1999 until October 2005, she served as Vice Chairman of Providian Financial Corporation. At Providian, she also served as the Vice Chairman, Enterprise Risk Management and Chief Legal Officer from 2003 to 2005, General Counsel from 1999 to 2003, Chief Enterprise Risk Officer from 2004 to 2005 and Corporate Secretary from 1999 to 2005. Ms. Richey holds a Bachelor of Arts degree in Linguistics and Far Eastern Languages from Harvard University and a J.D. degree from Stanford Law School.

William M. Sheedy, age 42, joined Visa U.S.A. in May 1993 and in September 2008 was appointed President of Visa Inc.’s North America region. Prior to this role, he served as Executive Vice President, acting in the capacity of principal financial officer, of Visa Inc. during the transition prior to the completion of the reorganization, and as Global Head of Corporate Strategy and Business Development of Visa Inc. He also was previously Executive Vice President of Interchange Strategy and Corporate Restructuring Initiatives at Visa U.S.A. In November 2006, he assumed responsibility for all financial-related matters associated with Visa’s reorganization. Prior to joining Visa U.S.A., from 1990 to 1993, he was employed at First Nationwide Bank (currently Citibank) as a Senior Financial Manager in Corporate Finance. Mr. Sheedy holds a Bachelor of Science degree in Finance from West Virginia University and a Master of Business Administration degree from University of Notre Dame.

Elizabeth Buse, age 48, has served as Global Head of Product of Visa Inc. since June 2007. Ms. Buse joined Visa U.S.A. in 1998 and served as Executive Vice President of Product Development and Management from January 2002 until June 2007. Prior to joining Visa U.S.A., she served as Vice President of strategic initiatives for the Electronic Funds Division of First Data Corporation from 1996 to 1998. Ms. Buse holds a Bachelor of Arts degree in Spanish Linguistics from the University of California, Los Angeles and a Master of Business Administration degree from the Haas School of Business at the University of California, Berkeley.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about persons that, based on our stock ownership as of February 26, 2009, beneficially own five percent or more of our class A or class B common stock. Except where otherwise indicated, we believe that the stockholders named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

This table assumes the total number of shares outstanding as of February 26, 2009 is as follows:

Class A common stock	448,864,479
Class B common stock	245,513,385	(1)

Name and Address of Beneficial Owner	Class of Visa Inc. Common Stock	Shares Owned	Percentage of Class (%)(1)

FMR LLC(2)	Class A	44,473,370	9.9%
82 Devonshire Street Boston, Massachusetts 02109

Marsico Capital Management LLC(3)	Class A	33,420,420	7.4%
1200 17th Street, Suite 1600 Denver, Colorado 80202

JPMorgan Chase & Co.(4)(5)	Class B	57,125,152	23.3%
270 Park Avenue New York, New York 10017-2070

Bank of America Corporation(4)(6)	Class B	30,561,867	12.4%
100 N. Tryon Street Bank of America Corporate Center Charlotte, North Carolina 28255

National City Corporation(4)(7)	Class B	19,740,446	8.0%
National City Center 1900 East Ninth Street Cleveland, Ohio 44114-3484

Citigroup Inc.(4)(8)	Class B	13,592,372	5.5%
399 Park Avenue New York, New York 10043

U.S. Bancorp(4)(9)	Class B	12,533,419	5.1%
U.S. Bancorp Center 800 Nicollet Mall Minneapolis, Minnesota 55402

Wells Fargo & Company(4)(10)	Class B	12,368,751	5.0%
420 Montgomery Street San Francisco, California 94104

(1)	The total number of class B shares outstanding and the percentage ownership calculation of class B common stock excludes class B common stock held by Visa U.S.A.

(2)

Based on a Schedule 13G/A filed on February 17, 2009, as of December 31, 2008: (i) FMR LLC reported beneficial ownership of 44,473,370 shares, sole voting power as to 1,115,155 of the shares, and sole dispositive power as to 44,473,370 of the shares, (ii) Fidelity Management & Research Company (“Fidelity”) reported beneficial ownership of 43,337,975 shares, and Edward C. Johnson 3rd and FMR LLC, through its control of Fidelity, each has sole dispositive power as to 45,955,853 of the shares, (iii) Strategic Advisers, Inc., through FMR LLC, reported beneficial ownership of 108,550 of the shares, (iv) Pyramis Global Advisors, LLC (“PGALLC”) reported beneficial ownership of 12,700 of the shares, and Edward C. Johnson 3rd and FMR LLC, through its control of PGALLC, each has sole voting and dispositive power as to 12,700 of the shares, (v) Pyramis Global Advisors Trust Company (“PGATC”) reported beneficial ownership of 15,000 of the shares, and Edward C. Johnson 3rd and FMR LLC, through its control of PGATC, has sole voting and dispositive power as to 15,000 of the shares, and (vi) FIL Limited reported beneficial ownership of 999,145 of the shares, sole voting power as to 989,845 of the shares, and sole dispositive power as to 999,145 of the shares.

(3)	Based on a Schedule 13G filed on February 12, 2009, as of December 31, 2008, Marsico Capital Management LLC reported beneficial ownership of 33,420,420 shares, sole voting power as to 29,265,099 of the shares, and sole dispositive power as to 33,420,420 of the shares.

(4)	Except in special circumstances, holders of class B common stock do not have voting rights.

(5)	JPMorgan Chase & Co. is a reporting company under the Exchange Act, the shares of which are traded on the NYSE and widely held.

(6)	Bank of America Corporation is a reporting company under the Exchange Act, the shares of which are traded on the NYSE and widely held.

(7)	National City Corporation is a reporting company under the Exchange Act, the shares of which are traded on the NYSE and widely held.

(8)	Citigroup Inc. is a reporting company under the Exchange Act, the shares of which are traded on the NYSE and widely held. Citigroup Inc.’s ownership of Visa’s class B common stock reflects the shares of common stock held by its subsidiaries on a consolidated basis.

(9)	U.S. Bancorp is a reporting company under the Exchange Act, the shares of which are traded on the NYSE and widely held.

(10)	Wells Fargo & Company is a reporting company under the Exchange Act, the shares of which are traded on the NYSE and widely held.

The following table sets forth information about the beneficial ownership of our directors and executive officers as of February 26, 2009. Except where otherwise indicated, we believe that the stockholders named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

This table assumes the total number of shares outstanding as of February 26, 2009 is as follows:

Class A common stock	448,864,479
Class B common stock	245,513,385	(1)
Class C common stock	151,587,829	(1)

The address of each director and executive officer is c/o Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999.

Name of Beneficial Owner	Class of Visa Inc. Common Stock	Shares Owned (#)	Shares Issuable Pursuant to Options Exercisable Within 60 days of February 26, 2009 (#)	Total of Shares Beneficially Owned (#)	Percentage of Class (%)(1)
Executive Officers:
Joseph W. Saunders(2)	Class A	134,813	239,724	374,537	*
John C. (Hans) Morris	Class A	64,792	130,758	195,550	*
John M. Partridge	Class A	36,335	117,683	154,018	*
Byron H. Pollitt	Class A	23,281	70,827	94,108	*
Joshua R. Floum	Class A	44,962	52,303	97,265	*
Ellen Richey	Class A	21,641	46,855	68,496	*
William M. Sheedy	Class A	18,093	31,599	49,692	*
Elizabeth Buse	Class A	17,413	31,599	49,012	*

Name of Beneficial Owner	Class of Visa Inc. Common Stock	Shares Owned (#)	Shares Issuable Pursuant to RSUs Vested and Options Exercisable Within 60 days of February 26, 2009 (#)	Total of Shares Beneficially Owned (#)	Percentage of Class (%)(1)
Directors:
Hani Al-Qadi(3)	Class C	100,000	3,682	103,682	*
Thomas Campbell	Class A	6,640	0	6,640	*
Gary Coughlan(4)	Class A	10,640	0	10,640	*
Mary B. Cranston	Class A	11,340	0	11,340	*
Charles T. Doyle(3)(5)	Class B	4,235	0	4,235	*
Charles T. Doyle(3)	Class C	18,640	0	18,640	*
Francisco Javier Fernandez-Carbajal	Class A	30,000	3,682	33,682	*
Peter Hawkins	Class A	6,500	3,682	10,182	*
Suzanne Nora Johnson	Class A	16,640	0	16,640	*
Robert W. Matschullat	Class A	9,640	0	9,640	*
David I. McKay	Class A	3,000	3,682	6,682	*
Cathy Elizabeth Minehan(6)	Class A	17,140	0	17,140	*
David J. Pang	Class A	0	3,682	3,682	*
Charles W. Scharf(3)	Class C	6,640	0	6,640	*
Segismundo Schulin-Zeuthen	Class A	0	3,682	3,682	*
William Shanahan	Class A	131,640	0	131,640	*
John A. Swainson	Class A	8,640	0	8,640	*
All directors and executive officers as a group	Class A	613,150	739,758	1,352,908	*
All directors and executive officers as a group(3)	Class B	4,235	0	4,235	*
All directors and executive officers as a group(3)	Class C	125,280	3,682	128,962	*

*	Represents less than 1 percent.

(1)	The total number of class B shares outstanding and the percentage ownership calculation of class B common stock exclude class B common stock held by Visa U.S.A. The total number of class C shares outstanding and the percentage ownership calculation of class C common stock exclude class C common stock held by Visa International Service Association.

(2)	Includes 375 shares of class A common stock held by Mr. Saunders’s son. Mr. Saunders disclaims beneficial ownership of the shares held by his son. Includes 19,600 shares of class A common stock held by the Joseph W. and Sharon P. Saunders Trust dated 03/21/2000.

(3)	Except in special circumstances, holders of class B and class C common stock do not have voting rights.

(4)	Includes 3,000 shares of class A common stock held by the Gary P. Coughlan 1991 Trust.

(5)	Represents shares of class B common stock held by Texas First Bank. Texas First Bank is a wholly-owned subsidiary of Texas Independent Bancshares, Inc. of which Mr. Doyle is Chairman of the Board, Chief Executive Officer and a major stockholder. Mr. Doyle disclaims beneficial ownership of the shares held by Texas First Bank.

(6)	Includes 7,000 shares of class A common stock held by Ms. Minehan’s husband. Ms. Minehan disclaims beneficial ownership of the shares held by her husband.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the compensation program for each person serving as our Chief Executive Officer and Chief Financial Officer in the 2008 fiscal year and each of the three most highly compensated executive officers serving at the end of the 2008 fiscal year (collectively, our named executive officers). The named executive officers for the 2008 fiscal year are:

•	Chief Executive Officer, Joseph W. Saunders;

•	Chief Financial Officer, Byron H. Pollitt;

•	President, John C. (Hans) Morris;

•	Chief Operating Officer, John M. Partridge; and

•	General Counsel, Joshua R. Floum.

Compensation Philosophy and Objectives

Our global total rewards programs have been designed to support a globally consistent compensation philosophy while accommodating the regulatory, cultural and/or practical differences in the different geographies in which we have operations. We expect this approach will enable us to attract, retain and motivate our employees and will emphasize performance-based differentiation of compensation that rewards employees for the achievement of corporate goals and the realization of increased stockholder value. In order to be competitively positioned to attract and retain key executives, we target total compensation for executive officers, including salary, annual incentive target and long-term incentive target, at the 50th percentile of compensation paid to similarly situated executive officers of the companies comprising our compensation peer group. The actual level of total compensation is determined by individual, group or company performance and can approximate the 75th percentile of our compensation peer group’s total compensation to reward key executive officers who demonstrate exceptional experience, skills, competencies and performance.

Our compensation committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and that aligns executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value. Our compensation committee annually evaluates both performance and compensation of key employees to ensure that we maintain our ability to attract and retain superior employees in key positions relative to the compensation paid to similarly situated executives of our peer companies and that compensation paid to our key employees remains competitive. To that end, our compensation committee believes compensation provided to our executive officers should include both cash and equity-based compensation.

Role of Chief Executive Officer in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer, whose performance is reviewed by the compensation committee). He then presents his recommendations based on these reviews, including with respect to items such as salary adjustments and annual award amounts, to the compensation committee. Our Chief Executive Officer approves annual performance goals for our other executive officers. The compensation committee can exercise discretion in modifying any compensation recommendations relating to executive officers that were made by our Chief Executive Officer and will approve all other compensation decisions for our executive officers.

Setting Executive Compensation

Our compensation committee has structured executive compensation to include an annual cash incentive component and a long-term equity incentive component to motivate our executive officers to achieve their business goals and reward them for achieving such goals.

We have retained Towers Perrin, a global human resources consulting firm, to conduct an annual review of our total compensation program with respect to executive compensation. This review reports on the aggregate level of our executive compensation, as well as the combination of elements used to compensate our executive officers. This review is based on public information and third party surveys of executive compensation paid by publicly traded peer companies of similar size and focus, including financial services, processing, technology and business services companies, which we refer to, collectively, as the compensation peer group.

The criteria used to identify the compensation peer group are: (1) industry – we expect that we will compete for talent with financial services, processing, high technology and business services companies; (2) geography – to ensure that the companies identified as peers have broad international presence because we are a company with global operations; and (3) financial scope – our management talent should be similar to that in companies that have similar financial characteristics (e.g., revenues, market capitalization and total assets). The companies comprising the compensation peer group for purposes of compensation determinations made for the 2008 fiscal year are:

	Financial Services	Processing	Technology	Business Services

Equivalent-Sized Peers	• American Express • Capital One • HSBC North America • PNC Financial • Wells Fargo	• ADP • Discover Financial • eBay • Fiserv • MasterCard • State Street	• Google • Oracle • Sun Microsystems	• EDS

Large Peers	• Bank of America • Citigroup • JPMorgan Chase		• Cisco • Intel • IBM

The compensation peer group is divided into two groups for purposes of compensation benchmarking. For “equivalent-sized” companies (revenues generally less than $30 billion), we select benchmark positions that most accurately reflect the responsibilities of our executive officers. For “large” companies (revenues generally greater than $30 billion), we select benchmark positions at the business unit level, where available, and positions with reporting levels that are generally one reporting level below comparable positions at Visa Inc. and the “equivalent-sized” companies in the compensation peer group.

The compensation peer group provides a relevant benchmark of compensation levels from external sources and allows us to assess the compensation practices of our primary competitors for employees. In addition, the compensation peer group indicates the practices of leading organizations of comparable scope and focus and provides a benchmark for establishing corporate performance expectations for our incentive programs.

A significant percentage of total compensation is allocated to incentive-based compensation as a result of the compensation philosophy mentioned above. Although our compensation committee has not adopted any formal guidelines for allocating total compensation between either cash or non-cash, annual or long-term incentive compensation, we maintain compensation plans that tie a substantial portion of our executives’ overall compensation to the achievement of our Company goals.

We also use sign-on bonuses from time to time when recruiting executive officers. Specifically, we may agree to pay a sign-on bonus to make our employment offers competitive given that candidates who are currently employed at other companies frequently forfeit potential compensation by accepting employment with us.

Following the completion of our restructuring, we adopted internally-consistent compensation programs and policies for our named executive officers. We replaced existing or legacy agreements that were in place prior to our initial public offering (or IPO) with employment agreements that: (1) have longer terms of employment; (2) have standardized severance terms; and (3) eliminate certain perquisites. Specifically, on February 7, 2008, we entered into an employment agreement with Mr. Saunders commencing upon the date immediately prior to our initial public offering. We also entered into new employment agreements with each of our other named executive officers that were effective immediately prior to our initial public offering. See “Employment Arrangements and Potential Payments Upon Termination and Change in Control.”

Executive Compensation Components

The principal components of compensation of our executive officers are:

•	base salary;

•	annual incentive plan;

•	long-term incentive compensation;

•	retirement and other benefits;

•	perquisites and other personal benefits; and

•	post-termination severance.

Our total compensation package is primarily weighted toward the following three components: base salary, annual incentive compensation and long-term incentive compensation. In setting each executive’s target total compensation, we benchmark his or her total compensation package as well as each component of the compensation package against our compensation peer group. However, the compensation committee does not use a formulaic approach in determining the appropriate compensation mix. Rather, the committee determines each executive’s actual base salary, annual incentive target and long-term incentive target by considering both the external market data and internal equity amongst our executives based on their experience and performance and the nature and scope of their roles within our organization. The goal in setting the components of compensation is to provide a competitive total compensation package that balances market competitiveness to attract and retain talented employees with internal equity and that ties a sufficient portion of total compensation to individual and corporate performance.

Base Salary

The purpose of base salary is to reward demonstrated experience, skills and competencies relative to the market value of the job. Our compensation committee approves the base salaries of all our executive officers. Base salaries are targeted at the median of the compensation peer group for comparable skills and experience, but the compensation committee allows for flexibility in setting salaries above or below the median amount based on the expertise, performance or proficiency of individual executive officers.

During its review of the base salaries of our executive officers for the 2008 fiscal year, the compensation committee considered:

•	market data of the compensation peer group, which was provided by our outside consultants;

•	internal review of each executive officer’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive officer.

The base salary levels of executive officers are typically considered annually as part of our performance review process, as well as upon an executive officer’s promotion or other change in an executive officer’s job responsibilities. Based on the compensation committee’s review of the executive officers’ salaries relative to the market data and the salaries of our other executive officers, the compensation committee determined that the salaries of each of the named executive officers was appropriately positioned and no salary adjustments were made for our named executive officers during the 2008 fiscal year.

Annual Incentive Plan

The Visa Inc. Incentive Plan, which we refer to as our annual incentive plan, has been designed to reward annual performance and achievement of strategic goals, align employee interests with those of our stockholders and provide market-competitive compensation to employees on an individual employee basis. Goals under the annual incentive plan are based on global corporate performance metrics for the fiscal year. The compensation committee establishes the target incentives at the median of the compensation peer group, consistent with local market practice. Individual awards are allocated based on a combination of corporate, group and individual performance measures, which vary by the level of the employee’s position and the scope of the employee’s responsibilities. At the most senior levels in the organization, the measures used to determine awards are heavily weighted toward corporate performance with a small portion dependent upon the achievement of either group or individual performance goals or, at the compensation committee’s discretion, may be based entirely on corporate performance goals without an individual performance component. The compensation committee measures performance and determines award amounts after the completion of each fiscal year. The compensation committee may, in its discretion, adjust performance measures based on extraordinary occurrences.

The compensation committee approved the following corporate performance measures for fiscal 2008: (1) successful completion of our initial public offering; and (2) delivery of superior financial performance as measured by net income, weighted equally, with 50%, 100% and 200% payouts as a percentage of each executive’s target annual bonus at threshold, target and maximum levels of performance, respectively.

The performance goals for target, threshold and maximum, as well as the actual level of performance achieved for the 2008 fiscal year, are displayed in the following table:

Metric (in $Millions)	Weighting (%)	Threshold ($)	Target ($)	Maximum ($)	Result	Achievement Relative To Target
Successful completion of initial public offering	50	Subjective assessment of compensation committee			Maximum	Maximum

Net income	50	1,099	1,221	1,362	1,597	Maximum

The actual net income of $1.597 billion was determined as GAAP net income excluding the following extraordinary item. Specifically, the item excluded by the compensation committee was the litigation provision of $1.1 billion in connection with an agreement in principle reached with Discover

Financial Services to settle pending litigation, as outlined in our annual report on Form 10-K. Based on meeting or exceeding the maximum corporate goals, the committee determined that both corporate components for each named executive officer would be funded at 200% of target.

For the fiscal 2008 annual award of our Chief Executive Officer, 80% was dependent on achievement of the Visa Inc. corporate performance measures determined by the compensation committee, which are described above, and the remaining 20% was dependent on the achievement of the individual performance measures similarly determined by the compensation committee which were: (1) to continue the process of restructuring Visa Inc.; (2) to develop and execute Visa Inc.’s global corporate strategy; and (3) to develop and implement requisite policies, controls, governance procedures and processes appropriate for a world class organization. Following the end of fiscal 2008, the committee, in its discretion, determined that Mr. Saunders had exceeded his individual performance goals and therefore the individual portion of Mr. Saunders annual incentive was awarded at 150% of the target.

For the other executive officers, 70% of their fiscal 2008 annual award was determined based on the achievement of corporate performance measures determined by the compensation committee, which are described above. The remaining 30% was based on individual/group performance measures, which were determined by the Chief Executive Officer and reviewed by the compensation committee. The compensation committee determined that the split of 70% corporate and 30% individual/group performance goals for our other executive officers appropriately reflects that, like our Chief Executive Officer, each of these officers shares the primary goals and objectives of the overall Company, but also recognizes the importance of motivating them to achieve the goals that relate solely to their area of responsibility.

Mr. Pollitt’s fiscal 2008 individual performance goals were: (1) successful completion of our initial public offering; (2) delivery of the finance-related synergy savings committed to in the fiscal 2008 budget; (3) creation of a global integrated finance organization with clear accountabilities for reporting and pricing/incentive processes, practices and controls; and (4) establishment of effective operations and controls. The Chief Executive Officer, in his discretion, determined, and the compensation committee agreed, that Mr. Pollitt exceeded his individual performance goals and therefore the individual portion of Mr. Pollitt’s annual incentive was awarded at 200% of the target. Additionally, based on Mr. Pollitt’s outstanding contribution toward the success of our initial public offering, the Chief Executive Officer recommended that Mr. Pollitt receive an additional discretionary bonus of $500,000 and the compensation committee agreed and approved the additional amount.

Mr. Morris’s fiscal 2008 individual performance goals were: (1) attainment of specified financial and market goals in various markets; (2) implementation of a global client management process; (3) enhancement of effectiveness of spending in marketing and sponsorships; and (4) globalization and improvement of our talent management process. The Chief Executive Officer, in his discretion, determined, and the compensation committee agreed, that Mr. Morris exceeded his individual performance goals and therefore the individual portion of Mr. Morris’s annual incentive was awarded at 170% of the target.

Mr. Partridge’s fiscal 2008 individual performance goals were: (1) successful completion of our initial public offering; (2) delivery of superior financial performance; (3) maintenance of core processing systems availability; (4) attainment of specified purchase volume growth rates; and (5) establishment of a global integrated organization. The Chief Executive Officer, in his discretion, determined, and the compensation committee agreed, that Mr. Partridge exceeded his individual performance goals and therefore the individual portion of Mr. Partridge’s annual incentive was awarded at 200% of the target.

Mr. Floum’s fiscal 2008 individual performance goals were: (1) litigation management; (2) provision of superior legal counsel; (3) efficient execution of all transactional legal matters related to

Visa Inc.’s business goals and objectives; (4) advancement of our legislative and regulatory agenda; and (5) management of internal and external resources in a cost-effective manner. The Chief Executive Officer, in his discretion, determined, and the compensation committee agreed, that Mr. Floum exceeded his individual performance goals and therefore the individual portion of Mr. Floum’s annual incentive was awarded at 164% of the target.

Under the annual incentive plan, target incentive opportunities are expressed as a percentage of base salary, which percentage is determined by the compensation committee, based on position, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. The table below sets forth the 2008 target annual incentive opportunities as a percentage of salary for our named executive officers and the threshold, target, maximum and actual payout amounts. The actual payout amount is computed based on the actual performance, as outlined above, under the annual incentive plan for fiscal 2008.

	2008 Target Award (% of base salary)	2008 Threshold Award (50% of Target Award) ($)	2008 Target Award (100% of Target Award) ($)	2008 Maximum Award (200% of Target Award) ($)	2008 Actual Award ($)
Joseph W. Saunders	250	1,187,500	2,375,000	4,750,000	4,512,500
Byron H. Pollitt	100	325,000	650,000	1,300,000	1,300,000
John C. (Hans) Morris	150	562,500	1,125,000	2,250,000	2,150,000
John M. Partridge	150	562,500	1,125,000	2,250,000	2,250,000
Joshua R. Floum	100	277,500	555,000	1,110,000	1,050,000

The following table provides a supplemental breakdown of the three components that make up the actual 2008 award (excluding any discretionary award). Both the dollar amount of the award and the award as a percentage of the target are displayed for each component.

	Corporate Component based on Net Income	% of Target	Corporate Component based on Success of IPO	% of Target	Individual Component	% of Target	Total 2008 Award	% of Target
Joseph W. Saunders	1,900,000	200%	1,900,000	200%	712,500	150%	4,512,500	190%
Byron H. Pollitt	455,000	200%	455,000	200%	390,000	200%	1,300,000	200%
John C. (Hans) Morris	787,500	200%	787,500	200%	575,000	170%	2,150,000	191%
John M. Partridge	787,500	200%	787,500	200%	675,000	200%	2,250,000	200%
Joshua R. Floum	388,500	200%	388,500	200%	273,000	164%	1,050,000	189%

Long-Term Incentive Compensation

Prior to the reorganization, cash-based awards under the long-term incentive plan (LTIP awards) were generally provided through plans maintained by Visa U.S.A. (and its majority-owned subsidiary, Inovant). No cash-based LTIP awards were made during fiscal 2008. Instead, we provided equity awards in conjunction with our initial public offering for our employees pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan. Although no new cash LTIP awards have been made (and such awards will no longer be made) under the long-term incentive plans, the plans will remain in effect for the past awards that have not yet vested or been settled.

The Visa Inc. 2007 Equity Incentive Compensation Plan, which we refer to as the equity incentive plan, was adopted to award long-term compensation following our reorganization. The equity incentive plan is designed to align management interests with those of stockholders, provide opportunities for wealth creation and ownership, and encourage a long-term focus, all of which we believe promote retention and enable us to attract and motivate participants. Specifically, the equity incentive plan is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, employees and consultants. To achieve this purpose, the equity incentive plan allows the flexibility to award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other equity-based awards to eligible persons, covering a total of up to 59,000,000 shares of our class A common stock. The type(s) of equity award to be granted is determined annually by the compensation committee, which considers both market practices and the desired impact of the incentive award in making its decision.

The equity incentive plan became effective in October 2007 upon the completion of our reorganization. The equity incentive plan will continue in effect until all of the common stock available under the equity incentive plan is delivered and all restrictions on those shares have lapsed, unless the plan is terminated earlier by our board of directors. No awards may be granted under the plan on or after 10 years from its effective date.

The compensation committee and, with respect to our non-employee directors, the board of directors administers the equity incentive plan and determines, in its discretion and in accordance with the plan, the non-employee directors, employees and consultants that may be granted awards under the equity incentive plan, the size and types of awards, the terms and conditions of awards, including vesting and forfeiture conditions, the timing of awards and the form and content of the award agreements.

The compensation committee approved the grant of stock options, restricted stock and restricted stock units upon the completion of our initial public offering to our employees (including our executive officers) and the board of directors approved the grant of restricted stock and restricted stock units to our non-employee directors. The compensation committee determined that grants to executive officers and other key employees made upon the completion of our initial public offering would be delivered primarily in the form of stock options. In determining the form of the awards and the amounts of the stock option awards for our executive officers, the compensation committee considered the practices of recent comparable initial public offerings to ensure competitiveness while recognizing that these were one-time special awards in connection with our initial public offering, which replaced the prior cash LTIP for fiscal 2008, and to align the executive officers’ compensation with stockholder interests.

The compensation committee also granted to some employees and some executive officers restricted stock or restricted stock units upon the completion of our initial public offering in connection with a 2007 special bonus program. Under this program, one-half of a special bonus awarded in 2007 was converted into, and delivered in, shares of restricted stock or restricted stock units upon the completion of our initial public offering. The restricted stock and restricted stock unit awards made to our executive officers in connection with the special bonus program will vest on the first anniversary of the grant date, which is March 18, 2009. The special bonus is not an ongoing component of our compensation plan.

Stock Grant Practices. The compensation committee has adopted a policy with respect to equity awards that contains procedures to prevent stock option backdating or other timing issues, as well as to implement corporate governance standards. Under this policy, the compensation committee approves annual grants to executive officers and other members of the executive leadership team at a meeting to occur during the quarter following the fiscal year end. The compensation committee has delegated the authority to the CEO as the sole member of the stock committee to make annual awards to other employees. The grant date for annual awards approved by the stock committee shall be the same as the date established for the grants to the executive leadership team.

In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving a promotion and in other special circumstances. The policy requires that only the compensation committee may make such “off-cycle” grants to executive officers and other members of the executive leadership team. The compensation committee has delegated the authority to the stock committee to make “off-cycle” grants to employees who are not members of the executive leadership team, subject to guidelines established by the compensation committee. Any “off-cycle” awards approved by the stock committee must be granted on the fourth business day after we publicly announce earnings. For all newly issued option awards, the exercise price of the option award will be the closing price on the date of the grant.

Stock Ownership Guidelines. In February 2008, the compensation committee established stock ownership guidelines for our executive officers and selected other employees. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of the stockholders. The guidelines are expressed in terms of the value of the equity holdings as a multiple of each officer’s base salary, as follows:

Officer	Stock Ownership Guideline
Joseph W. Saunders	5 x base salary
Byron H. Pollitt	4 x base salary
John C. (Hans) Morris	4 x base salary
John M. Partridge	4 x base salary
Joshua R. Floum	3 x base salary
Selected Others	1 to 3 x base salary

Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the employee, shares jointly owned, restricted shares or restricted stock units and any shares owned in company retirement plans. Employees have five years to attain these ownership levels. We also have an insider trading policy which, among other things, prohibits executives from hedging the economic risk of their ownership.

Additionally, we have instituted stock ownership guidelines for our non-employee directors. See “Director Compensation.”

Retirement and Other Benefits

Our benefits programs are designed to be competitive, cost-effective and compliant with local regulations. We generally target the median of the market, with flexibility to position above or below the median where local conditions dictate. It is our objective to provide core benefits, including medical, retirement, life insurance, paid time off and leaves of absence, to all employees and to allow for supplementary non-core benefits to accommodate regulatory, cultural and/or practical differences in the different geographies in which we have operations.

We sponsor a tax-qualified defined benefit pension plan, which we refer to as the retirement plan, and a tax-qualified defined contribution thrift plan, which we refer to as the thrift plan, to provide market driven retirement benefits to all eligible employees in the United States. In addition to the tax-qualified retirement plan and the thrift plan, we maintain a non-qualified excess retirement plan and a non-qualified excess thrift plan to make up for the limitations imposed on these tax-qualified plans by the Internal Revenue Code. We sponsor an unfunded non-qualified deferred compensation plan, which we refer to as the deferred compensation plan, which allows executive officers and certain other highly compensated employees to defer a portion of their annual incentive awards and their prior cash LTIP awards or sign-on bonuses to help them with tax planning and to provide competitive benefits. See “Visa Retirement Plan,” “Visa Thrift Plan” and “Nonqualified Deferred Compensation.”

Perquisites and Other Personal Benefits

We may provide executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to attract and retain qualified executive officers and to facilitate the performance of executive officers’ management responsibilities. As part of our reorganization and review of our overall compensation strategy, we eliminated most perquisites for our executive officers, including car allowances and financial planning, beginning in fiscal 2008.

We maintain a company car and driver that are used primarily by the Chief Executive Officer for both business and personal use, with some business and limited personal use by other executive officers. In addition, we have a policy that allows the Chief Executive Officer, the President, the Chief Operating Officer and other key employees or their guests, as approved by the Chief Executive Officer, to use a corporate aircraft for limited personal use. Business priorities will always take precedence over personal usage. The use of the corporate aircraft allows for a more efficient use of executives’ time given the greater flexibility it allows in flight scheduling, provides a more secure traveling environment where sensitive business issues may be discussed and enhances personal safety. It is our current policy that unless the travel is at the request of Visa Inc., employees are responsible for all income taxes related to their personal usage of the corporate car or aircraft, as well as travel by their companions. The compensation committee reviews use of the aircraft on an annual basis.

Severance

We believe that it is appropriate to provide severance pay to executives whose employment is involuntarily terminated by us without cause, and, in some cases, voluntarily terminated by the executive for good reason, to provide transition income replacement, that will allow such executives to focus on our business priorities. For our executive officers, the severance package includes a gross-up payment relating to certain parachute payment excise taxes imposed on an executive. The amount of severance pay is primarily determined based on competitive benchmarking of severance benefits for similarly-situated executives with comparable scope and responsibility in other companies. We have entered into employment agreements with each of the named executive officers that provide severance pay under certain circumstances. See “Employment Arrangements and Potential Payments Upon Termination and Change-In-Control.”

2009 Compensation

Annual Incentive Plan

The compensation committee has approved the following corporate performance measures and weightings for fiscal 2009: (1) adjusted net income weighted 80%; and (2) net revenue growth weighted 20%. The compensation committee selected these performance goals because they are important indicators of increased stockholder value. The compensation committee also increased the proportion of the annual incentive awards for named executive officers that will be based on the corporate measures of performance to further align their interests with achievement of overall corporate goals.

The 2009 target annual incentive award levels and the proportion of the award determined by corporate performance are as follows:

	2009 Target Award (% of base salary)	2009 Target Award ($)	Proportion of Award Determined by Corporate Goals
Joseph W. Saunders	250%	2,375,000	100%
Byron H. Pollitt	100%	650,000	80%
John C. (Hans) Morris	150%	1,125,000	80%
John M. Partridge	150%	1,125,000	80%
Joshua R. Floum	100%	555,000	80%

Long-Term Incentive Compensation

On November 5, 2008, the compensation committee approved the annual equity awards for named executive officers and other employees for the 2009 fiscal year. In making awards to executive officers, the compensation committee elected to deliver the approved value in a combination of stock options, restricted stock/units and performance shares. Performance shares were included to further strengthen the link between company performance and compensation.

Tax Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the ability of Visa Inc. to deduct for tax purposes compensation in excess of $1,000,000 that is paid to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year, unless, in general, the compensation is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by Visa Inc.’s stockholders. No such limitation on deductibility was applicable to compensation paid in fiscal 2008. Compensation from awards made before our first annual meeting in 2012 under plans that existed before the closing of our initial public offering will be exempt from the deduction limitations otherwise imposed by Section 162(m), if the plan is not materially modified during this period. The compensation committee will review and consider the deductibility of executive compensation under Section 162(m) and may authorize certain payments in excess of the $1,000,000 limitation. The compensation committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain and reward executives responsible for the success of the company. Internal Revenue Code Section 274(e) limits the amount that companies can deduct for the personal use of corporate aircraft to the amount recognized as income by the executives that used the aircraft. For fiscal year 2008, the total amount of our disallowed tax deduction resulting from the personal usage of the corporate aircraft by our named executive officers and any guests was approximately $2,200,000.

Compensation Committee Report

The compensation committee has:

•	reviewed and discussed the above section titled “Compensation Discussion and Analysis” with management; and

•	based on this review and discussion, the compensation committee recommended to the board of directors that the “Executive Compensation” section be included in this Proxy Statement for fiscal 2008.

COMPENSATION COMMITTEE

William Shanahan (Chairperson)

Thomas Campbell

Suzanne Nora Johnson

John A. Swainson

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has ever been one of our officers or employees. During the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board of directors or compensation committee.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation earned for services rendered during fiscal 2008, 2007 and 2006 by the named executive officers of Visa Inc.: (1) the current principal executive officer and principal financial officer; and (2) the three other most highly compensated executive officers during fiscal 2008.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus(5) ($)	Stock Awards(6) ($)	Option Awards(7) ($)	Non-Equity Incentive Plan Compensation(8) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(9) ($)	All Other Compensation(10) ($)	Total ($)
Joseph W. Saunders(1)	2008	950,009	1,900,000	336,684	3,274,280	2,768,241	670,988	210,281	10,110,484
Chairman & Chief	2007	804,519	10,230,514	—	—	—	41,113	71,171	11,147,317
Executive Officer	2006	—	—	—	—	—	—	—	—

Byron H. Pollitt(2)	2008	650,006	955,000	—	875,307	845,000	56,793	43,788	3,425,894
Chief Financial	2007	27,083	250,000	—	—	—	—	—	277,083
Officer	2006	—	—	—	—	—	—	—	—

John C. (Hans) Morris(3)	2008	750,007	787,500	—	1,615,946	1,362,500	85,383	278,216	4,879,552
President	2007	145,192	3,343,750	—	—	—	5,429	6,837	3,501,208
	2006	—	—	—	—	—	—	—	—

John M. Partridge	2008	750,029	787,500	511,904	1,454,355	1,236,951	1,886,912	149,763	6,777,413
Chief Operating	2007	635,411	1,170,183	—	—	3,169,989	475,512	129,571	5,580,666
Officer	2006	625,025	1,076,320	—	—	2,576,690	533,214	117,101	4,928,350

Joshua R. Floum(4)	2008	555,022	388,500	316,068	646,379	242,459	86,854	57,506	2,292,788
General Counsel and	2007	532,104	445,918	—	—	2,132,372	84,029	72,922	3,267,345
Corporate Secretary	2006	—	—	—	—	—	—	—	—

(1)	Mr. Saunders joined Visa Inc. in February 2007 and therefore earned no compensation during fiscal 2006.
(2)	Mr. Pollitt joined Visa Inc. in September 2007 and therefore earned no compensation during fiscal 2006.
(3)	Mr. Morris joined Visa Inc. in July 2007 and therefore earned no compensation during fiscal 2006.
(4)	Mr. Floum became a named executive officer of Visa Inc. in fiscal 2007.
(5)	The amounts in column (d) for fiscal 2008 for Mr. Saunders, Mr. Pollitt, Mr. Morris, Mr. Partridge and Mr. Floum reflect the cash awards earned under the Visa Annual Incentive Plan based on the compensation committee’s assessment of the success of our initial public offering. The amount for Mr. Pollitt includes an additional discretionary cash bonus of $500,000.
(6)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the 2008 fiscal year, in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payments (FAS 123(R)) of the stock awards and therefore includes amounts from awards granted in 2008. No awards were granted prior to 2008. Assumptions used in the calculation of these amounts are included in Note 18—Share-Based Compensation to the Visa Inc. fiscal 2008 consolidated financial statements, which are included in our annual report on Form 10-K. These stock awards were made in 2008 pursuant to the 2007 special bonus plan established by the Company’s predecessor entities.
(7)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the 2008 fiscal year, in accordance with FAS 123(R) of the stock options and therefore includes amounts from awards granted in 2008. No options were granted prior to 2008. Assumptions used in the calculation of these amounts are included in Note 18—Share-Based Compensation to the Visa Inc. fiscal 2008 consolidated financial statements, which are included in our annual report on Form 10-K.
(8)	The amounts in column (g) reflect cash awards earned under the Visa Annual Incentive Plan based on actual performance measured against the corporate objective established for net income. Under the plan, Mr. Saunders received $1,900,000, Mr. Pollitt received $455,000, Mr. Morris received $787,500, Mr. Partridge received $787,500 and Mr. Floum received $388,500. The amounts in column (g) also reflect cash awards earned under the Visa Annual Incentive Plan based on actual performance against each executive’s individual goals. Under this component, Mr. Saunders received $712,500, Mr. Pollitt received $390,000, Mr. Morris received $575,000, Mr. Partridge received $675,000 and Mr. Floum received $273,000. The amounts in column (g) also reflect the change in market value of the unvested cash-based long-term incentive plan awards that are invested in an investment account until the end of the three-year plan cycle on September 30, 2009. The changes in market value were: Mr. Saunders – $155,741, Mr. Partridge – ($225,549) and Mr. Floum – ($419,041).
(9)	The amounts in column (h) reflect the actuarial increase in the present value of benefits under all pension plans. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 12—Pension, Postretirement and Other Benefits to the Visa Inc. fiscal 2008 consolidated financial statements, which are included in our annual report on Form 10-K. There are no above market earnings on non-qualified deferred compensation.

(10)	The following table sets forth certain information with respect to “All Other Compensation” reported in column (i).

(a)		(b)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Year	Car ($)(1)	Thrift Plan Match ($)	Excess Thrift Plan Contribution ($)	Relocation ($)	Companion Travel ($)	Corporate Aircraft ($)(2)	Executive LTD ($)	Tax Gross Up ($)	Total ($)
Joseph W. Saunders	2008	12,177	13,800	43,200	—	1,666	127,952	1,374	10,112	210,281
Byron H. Pollitt	2008	—	25,175	13,825	—	265	—	1,001	3,522	43,788
John C. (Hans) Morris(3)	2008	368	20,463	24,537	91,644	68,323	19,862	1,001	52,018	278,216
John M. Partridge	2008	—	13,800	30,916	—	14,307	75,524	1,374	13,842	149,763
Joshua R. Floum	2008	—	13,800	19,564	—	16,323	—	1,374	6,445	57,506

(1)	Reflects the cost of personal use (including commuting for Mr. Saunders) of a company provided car and driver. The amount in the table is determined based on the incremental cost to the company of the fuel related to the proportion of time the car was used for non-business trips and also includes the cost of the driver’s salary for the proportion of time the driver was utilized for non-business trips.
(2)	Represents the aggregate incremental cost to the Company of personal travel on Company aircraft. The amount represents the variable operating cost per flight hour for each aircraft, which includes the cost of fuel, maintenance, engine insurance, associated travel cost for the crew, catering and any flight cost associated with repositioning the aircraft in connection with personal use “deadhead flights”. Fixed costs that do not change based on usage, such as pilot salaries, depreciation and insurance, are not included.
(3)	Mr. Morris was eligible for certain relocation benefits per his employment agreement. See “Employment Arrangements and Potential Payments Upon Termination and Change-In-Control.” The amounts in column (f) reflect the temporary housing and moving expenses paid by Visa Inc. related to his relocation. Amounts related to Company provided trips during his first year of employment are included in column (g) along with any other companion travel amount related to Visa Inc. business.

Grants of Plan-Based Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock/ Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price Of Option Awards ($/ Share)	Grant Date Fair Value of Stock & Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Joseph W. Saunders		712,500	1,425,000	2,850,000	—	—	—	—	—	—	—
	3/18/2008							10,795			474,980	(4)
	3/18/2008								719,175	$44.00	10,999,997
Byron H. Pollitt		211,250	422,500	845,000	—	—	—	—	—	—	—
	3/18/2008								212,484	$44.00	3,250,007
John C. (Hans) Morris		365,625	731,250	1,462,500	—	—	—	—	—	—	—
	3/18/2008								392,277	$44.00	5,999,994
John M. Partridge		365,625	731,250	1,462,500
	3/18/2008				—	—	—	16,413	—	—	722,172	(4)
	3/18/2008								353,050	$44.00	5,400,006
Joshua R. Floum		180,375	360,750	721,500
	3/18/2008				—	—	—	10,134	—	—	445,896	(4)
	3/18/2008								156,911	$44.00	2,400,001

(1)	Amounts represent the portion of the Visa Inc. Incentive Plan award that is dependent on actual results against the corporate performance measure of net income and the portion of the award that is dependent on actual results against pre-established individual goals. The remaining portion of awards under the Visa Inc. Incentive Plan are not disclosed here but are reflected under the bonus column of the Summary Compensation Table. The amounts shown in column (c) reflect the minimum payment level for the minimum performance level required under the Visa Inc. Incentive Plan in order to receive any payment, which is 50% of the target amount in column (d). The amount shown in column (e) is 200% of such target amount. The actual payout amount under the plan for fiscal 2008 is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)	Restricted stock awards granted to convert one-half of the special bonus awarded in fiscal 2007 to shares of Visa Inc. that vest March 18, 2009.
(3)	The stock options have an exercise price equal to the initial public offering price of $44.00, which was the fair market value of the shares as of the date of grant, and will expire ten years from the date of grant. The stock options will generally vest in three equal installments on each of the first three anniversaries of the date of grant, subject to earlier vesting in full in the event of a termination of a grantee’s employment due to death, “disability” (as defined in the award agreement) or “retirement” (as defined in the award agreement) or a termination within two years following a “change of control” (as defined in the equity incentive plan) of a grantee’s employment by us without “cause” (as defined in the award agreement) or by the grantee for “good reason” (as defined in the award agreement). Our executive officers who are party to the employment agreements have additional vesting rights set forth in their employment agreements. See” Employment Arrangements and Potential Payments Upon Termination and Change in Control”.

(4)	The amounts in this column reflect the grant date fair value of stock awards that were made in 2008, pursuant to the 2007 special bonus plan established by the Company’s predecessor entities.

Outstanding Equity Awards at 2008 Fiscal Year-End

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards				Stock Awards
Name	Stock Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Joseph W. Saunders	3/18/2008	0	719,175	$44.00	3/18/2018	10,795	662,705	—	—
Byron H. Pollitt	3/18/2008	0	212,484	$44.00	3/18/2018	—	—	—	—
John C. (Hans) Morris	3/18/2008	0	392,277	$44.00	3/18/2018	—	—	—	—
John M. Partridge	3/18/2008	0	353,050	$44.00	3/18/2018	16,413	1,007,594	—	—
Joshua R. Floum	3/18/2008	0	156,911	$44.00	3/18/2018	10,134	622,126	—	—

(1)	The stock options vest in three equal installments on each of the first three anniversaries of the date of grant.
(2)	The stock awards vest on March 18, 2009.
(3)	Value is based on the September 30, 2008 per share closing price of $61.39, for these stock awards made in 2008 pursuant to the 2007 special bonus plan established by the Company’s predecessor entities.

Option Exercises and Stock Vested

No table is provided, given that no options held by any named executive officer were exercised and none of the named executive officers’ stock awards vested in fiscal 2008.

Pension Benefits

The table below shows the present value of accumulated benefits payable to our named executive officers, including the number of years of service credited to each executive, under the Visa Retirement Plan and the Visa Excess Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in the consolidated financial statements of the applicable Visa entity.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joseph W. Saunders	Visa Retirement Plan	1.3	39,065	—
	Visa Excess Retirement Plan	1.3	673,035	—

Byron H. Pollitt	Visa Retirement Plan	1.0	20,361	—
	Visa Excess Retirement Plan	1.0	36,432	—

John C. (Hans) Morris	Visa Retirement Plan	1.2	14,530	—
	Visa Excess Retirement Plan	1.2	76,282	—

John M. Partridge	Visa Retirement Plan	9.0	1,696,670	—
	Visa Excess Retirement Plan	9.0	2,605,270	—

Joshua R. Floum	Visa Retirement Plan	4.7	219,183	—
	Visa Excess Retirement Plan	4.7	98,291	—

Visa Retirement Plan

Under the Visa Retirement Plan, our U.S.-based employees generally earn the right to receive certain benefits: (i) upon retirement at the normal retirement age of 65; (ii) upon early retirement at or after age 55 (or at or after age 50 if hired prior to October 1, 2002) and having completed at least 10 years of service with us; or (iii) upon an earlier termination of employment, but solely if the employee is vested at that time. Retirement benefits are calculated as the product of 1.25% times the employee’s years of service multiplied by the employee’s monthly final average earnings for the last 60 consecutive months before retirement (or, for employees hired prior to October 1, 2002, the product of 46.25% times the employee’s years of service divided by 25 years, multiplied by the employee’s monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement). Eligible earnings include salary, overtime, shift differentials, special and merit awards and short-term cash incentive awards. The formula below provides an illustration of how the retirement benefits are calculated.

For employees hired prior to October 1, 2002

46.25% of monthly final average earnings	X	Completed years of service, including partial year based on completed months 25 years

For employees hired after September 30, 2002

1.25%	X	Completed years of service, including partial year based on completed months (up to 35 full years)	X	Monthly final average earnings

If the employee retires early, that is, between the ages of 55 and 64 (or between the ages of 50 and 61 if hired prior to October 1, 2002), and has completed at least 10 years of service with the Company, the amount of such employee’s benefits is reduced for each complete year that such employee begins receiving early retirement benefits before the age of 65 (or before the age of 62 if hired prior to October 1, 2002). If such employee retires prior to becoming eligible for early or normal retirement, the amount of his or her benefits is actuarially reduced and is generally not as large as if the employee had continued employment until his or her early or normal retirement date.

The Visa Retirement Plan began transitioning to cash balance benefits effective January 1, 2008. Under the cash balance benefit accrual formula, 6% of an employee’s eligible monthly pay will be credited each month to the employee’s notional cash balance account, along with interest each month on the account balance at an annualized rate equal to the 30 year U.S. Treasury Bond average annual interest rate for November of the previous calendar year.

The change to a cash balance benefit formula took effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the current Visa Retirement Plan benefit formula was grandfathered for a three-year period and grandfathered employees will continue to accrue benefits under their current Visa Retirement Plan benefit formula described above. Their accrued benefits at December 31, 2010 (the last day of the grandfathered period) or the date they terminate employment, if earlier, will be preserved. After that date, employees will not accrue any additional benefits under the current Visa Retirement Plan benefit formulas and all future benefit accruals will be under the cash balance benefit formula.

Currently accrued benefits under the Visa Retirement Plan become 100% vested and nonforfeitable after three years of service.

Visa Excess Retirement Plan

To the extent that an employee’s annual retirement income benefit under the plan exceeds the limitations imposed by the Internal Revenue Code, such excess benefit is paid from Visa Inc.’s nonqualified, unfunded, noncontributory Visa Excess Retirement Benefit Plan. The vesting provisions of, and formula used to calculate the benefit payable pursuant to, the Visa Excess Retirement Benefit Plan are generally the same as those of the Visa Retirement Plan described above, except that benefits are calculated without regard to the Internal Revenue Code tax-qualified plan limits and then offset for benefits paid under the qualified plan.

Nonqualified Deferred Compensation

Pursuant to the Visa Deferred Compensation Plan, eligible U.S.-based employees, including our executive officers, may defer all or a portion of their annual or long-term cash incentive awards or sign-on bonuses. In addition, we have an Excess Thrift Plan, which is a nonqualified noncontributory retirement savings plan for employees who exceed the Internal Revenue Code limits under the Thrift Plan, in which we continue to provide the matching contribution that could not be contributed to the Thrift Plan because of the statutory limits.

(a)		(b)	(c)	(d)	(e)	(f)
Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph W. Saunders	Excess Thrift Plan	—	43,200	(7,746)	—	41,852
	Deferred Compensation Plan	—	—	—	—	—

Byron H. Pollitt	Excess Thrift Plan	—	13,825	(1,602)	—	12,224
	Deferred Compensation Plan	—	—	—	—	—

John C. (Hans) Morris	Excess Thrift Plan	—	24,537	(3,361)	—	21,176
	Deferred Compensation Plan	—	—	—	—	—

John M. Partridge	Excess Thrift Plan	—	30,916	(113,907)	—	350,008
	Deferred Compensation Plan	—	—	(1,463,130)	—	5,353,844

Joshua R. Floum	Excess Thrift Plan	—	19,564	(10,614)	—	83,532
	Deferred Compensation Plan	347,827	—	(318,355)	(242,521)	1,248,071

(1)	The amount in column (b) for Mr. Floum represents a deferral of 50% of his annual incentive award for fiscal 2007.
(2)	The amounts in column (c) reflect our contribution to the Excess Thrift Plan for each named executive officer. These amounts are also reported in the “All Other Compensation” column of the “Summary Compensation Table.”

The table below shows the funds available under the Visa Deferred Compensation Plan and the Excess Thrift Plan and their annual rate of return for fiscal 2008, as reported by the administrator of the plans.

Name of Fund	Rate of Return (%)
Alger Capital Appreciation Institutional Fund-Institutional Class(1)	-24.87
Dodge & Cox Income(2)	-2.26
Dodge & Cox International Stock	-28.37
Fidelity Balanced Fund	-19.56
Fidelity Low-Priced Stock Fund	-21.84
Fidelity Retirement Money Market Portfolio	3.50
Janus Overseas Fund	-34.36
PIMCO Total Return Fund-Instl Class(1)	3.78
Spartan U.S. Equity Index Fund-Investor Class	-22.04
T. Rowe Price Equity Income(2)	-20.08
T. Rowe Price Financial Services Fund(1)	-31.74
TCW Select Equities Instl(2)	-23.44
Columbia Acorn Z	-20.58

(1)	This fund is not available under the Excess Thrift Plan.
(2)	This fund is not available under the Visa Deferred Compensation Plan.

Visa Deferred Compensation Plan

Under the terms of the Visa Deferred Compensation Plan, participants are able to defer up to 100% of their cash incentive awards or signing bonuses, if they submit a qualified deferral election. Benefits under the Visa Deferred Compensation Plan will be paid based on one of the following three distribution dates or events previously elected by the participant: (a) immediately upon, or up to five years following, retirement; (b) immediately upon, or in the January following, termination; or (c) if specifically elected by the participant, in January in a specified year while actively employed. However, upon a showing of financial hardship and receipt of approval from the plan administrator, an executive officer may be allowed to access funds in his or her deferred compensation account earlier than his or her existing distribution election(s). Benefits can be received either as a lump sum payment or in annual installments, except in the case of pre-retirement termination, in which case the participant must receive the benefit in a lump sum. Participants are always fully vested in their deferrals under the Visa Deferred Compensation Plan. Upon termination of the Visa Deferred Compensation Plan within 12 months of our “change of control,” participants’ benefits under the Visa Deferred Compensation Plan will be paid immediately in a lump sum. The reorganization was not considered a change of control under the Visa Deferred Compensation Plan.

Visa Thrift Plan and Visa Excess Thrift Plan

The Visa Thrift Plan is a tax-qualified 401(k) retirement savings plan pursuant to which all U.S. employees of Visa are able to contribute up to 50%, or 13% for highly compensated employees, of their covered pay (base salary) up to the limit prescribed by the Internal Revenue Code to the Visa Thrift Plan on a pre-tax basis. Employees also have the option of contributing on an after-tax basis from 1% up to 50%, or 13% for highly compensated employees, of salary or a combination of pre-tax and after tax contributions that do not exceed 50%, or 13% for highly compensated employees, of salary. All contributions are subject to the Internal Revenue Code limits. If an employee reaches the statutory pre-tax contribution limit during the calendar year, an employee may continue to make contributions to the Visa Thrift Plan on an after-tax basis, subject to any applicable statutory limits.

During fiscal 2008, the Company matched 200% of the first 3% of pay that was contributed to the Visa Thrift Plan or 300% of the first 3% of pay if the employee has at least 10 years of service with Visa. Effective for fiscal 2009, the Company will provide a match for all employees at 200% of the first 3% of pay that is contributed. All employee contributions to the Visa Thrift Plan are fully vested upon contribution, and the matching contributions vest incrementally over three years, 20% after one year, 40% after two years, and 100% after three years.

Because the Internal Revenue Code limits the maximum amount a company and an employee can contribute to an employee’s Thrift Plan account each year, we continue to provide the matching contribution, after the applicable Internal Revenue Code limits are reached, to the Visa Excess Thrift Plan, which is a nonqualified noncontributory retirement savings plan. Employees are eligible to participate in the Visa Excess Thrift Plan if their covered pay is greater than the Internal Revenue Code pay cap or if the total of their contributions and the Company’s matching contributions to the Visa Thrift Plan exceed the Internal Revenue Code benefit limit. The features of the Visa Excess Thrift Plan are generally the same as under the Visa Thrift Plan, except that benefits cannot be rolled over to an IRA or another employer’s qualified plan.

Employment Arrangements and Potential Payments Upon Termination and Change in Control

Mr. Saunders. On February 7, 2008, we entered into an employment agreement with Mr. Saunders, which carries forward the principal compensation elements of the June 4, 2007 letter agreement previously executed between Mr. Saunders and Visa International Service Association, pursuant to which he serves as our Chairman and Chief Executive Officer and as a member of the board of directors. Mr. Saunders’s employment agreement is for a period of three years, commencing upon the date immediately prior to the pricing of our initial public offering and ending on the third anniversary thereof, subject to automatic one-year extensions on each anniversary of the agreement after the third anniversary, unless either party gives 90-days notice of its intention not to renew the employment period. The employment period will terminate automatically upon Mr. Saunders’s termination of employment for any reason. During the employment period, Mr. Saunders will receive an annual base salary of at least $950,000 and, with respect to each fiscal year during the employment period, Mr. Saunders is eligible for an annual incentive payment, with a target incentive payment of no less than 250% of his annual base salary and a maximum incentive payment of no less than 500% of his annual base salary. Mr. Saunders’s annual base salary, target incentive payment percentage and maximum incentive payment percentage are subject to annual review by the compensation committee for increase, but not decrease. With respect to each fiscal year during the employment period, Mr. Saunders will be eligible to receive a long-term incentive award with a target value that is no less than 500% of his annual base salary, with the actual award amount to be set above or below that target at the discretion of the compensation committee. During the employment period, Mr. Saunders will be entitled to employee benefits and fringe benefits on a basis no less favorable than those provided to our other executive officers and perquisites on a basis that is no less favorable than those provided to him immediately prior to the employment period.

If, during the employment period, Mr. Saunders’s employment is terminated by us without “cause” or by Mr. Saunders for “good reason” (each as defined in his employment agreement), Mr. Saunders is entitled to receive (i) certain accrued payments and benefits, (ii) (x) if the termination occurs during the post-initial public offering reliance period for purposes of Section 162(m) of the Internal Revenue Code, a pro-rata annual incentive payment based on his target annual incentive payment and (y) if the termination occurs after such period, a pro-rata annual incentive payment based on our actual performance and (iii) a lump sum cash payment equal to three times the sum of his annual base salary and target annual incentive payment. In addition, upon such a termination Mr. Saunders and his spouse will be entitled to continued health care benefits (or supplemental coverage to Medicare, as applicable) for the remainder of their lives, which will be provided to them through a combination of continued coverage under our plans and cash payments. Mr. Saunders’s equity-based compensation awards also will be treated as follows:

•	all stock options held by Mr. Saunders that are outstanding as of the date of termination will vest in full and become immediately exercisable for the remainder of their term;

•

all equity-based compensation awards (other than stock options) held by Mr. Saunders that are outstanding as of the date of termination which (i) were granted to Mr. Saunders during the post-initial public offering reliance period for purposes of Section 162(m) of the Internal Revenue Code or (ii) which were otherwise not intended to satisfy the “qualified performance-based” exception of Section 162(m) of the Internal Revenue Code, will vest in full and all restrictions on these awards will lapse;

•

all equity-based compensation awards (other than stock options) held by Mr. Saunders that are outstanding as of the date of termination which (i) were granted to Mr. Saunders following the post-initial public offering reliance period for purposes of Section 162(m) of the Internal Revenue Code and (ii) were intended to satisfy the “qualified performance-based” exception of Section 162(m) of the Internal Revenue Code will remain outstanding and continue to vest (or be forfeited) in accordance with the terms of the applicable award agreement; and

•

any cash-based long-term incentive awards that were granted to Mr. Saunders prior to the employment period will vest in full, and amounts in respect of these awards will be paid to him on the date they would have otherwise been paid had he remained employed with us.

To receive these severance benefits, Mr. Saunders is required to execute a general release of claims against Visa Inc. The pro-rata incentive payment and lump-sum severance payments and payments in respect of certain of Mr. Saunders’s equity-based compensation awards may be delayed for six months following his “separation from service” with us if such delay in payments is necessary to comply with Internal Revenue Code Section 409A, and any delayed cash payments will accrue interest at the then-applicable federal rate.

Mr. Saunders is entitled to a tax gross-up payment to make him whole for any excise tax imposed under Internal Revenue Code Section 4999 on change-in-control severance payments or benefits received by Mr. Saunders, unless the value of the payments and benefits does not exceed 110% of the greatest amount that could be paid to him without incurring the excise tax, in which case the payments and benefits will be reduced below the greatest amount that could be paid to him without incurring the excise tax.

We are also required to reimburse Mr. Saunders for any legal fees and expenses that he may reasonably incur in connection with any dispute involving his employment agreement provided that he prevails on any material issue in such dispute. Mr. Saunders’s employment agreement contains restrictive covenants, which prohibit him from disclosing confidential information obtained while employed by us and from soliciting our employees and customers during the employment period and for the one-year period following termination of his employment.

Other Executive Officers. We entered into employment agreements with each of Messrs. Partridge, Morris, Pollitt and Floum pursuant to which the executives agreed to serve following our initial public offering as Chief Operating Officer, President, Chief Financial Officer and General Counsel and Corporate Secretary respectively. Each of the executives’ employment agreements are for a period of three years, commencing upon the date immediately prior to our initial public offering and ending on the third anniversary thereof, subject to automatic one-year extensions on each anniversary of the agreement after the third anniversary, unless either party gives 90-days notice of its intention not to renew the employment period. However, in the event we experience a “change of control” (as defined in the 2007 Equity Incentive Compensation Plan) during the employment period, the employment period will be the longer of the then-remaining period or the two-year anniversary of such change of control. The employment period will terminate automatically upon the executive’s termination of employment for any reason. The annual base salary for each of Messrs. Partridge, Morris, Pollitt and Floum during the term of each of the executive’s employment, will be at least $750,000, $750,000, $ 650,000 and $555,000, respectively. In addition, with respect to each fiscal year during the employment period, each of Messrs. Partridge, Morris, Pollitt and Floum will be eligible to receive an annual incentive payment with a target incentive opportunity that is no less than 150%, 150%, 100% and 100%, respectively, of the executive’s annual base salary. The executives’ annual base salaries and target incentive payment percentages are subject to annual review by our compensation committee for increase, but not decrease. With respect to each fiscal year during the applicable employment period, each of Messrs. Partridge, Morris, Pollitt and Floum will be eligible to receive an annual long-term incentive award with a target value that is no less than $3,000,000, $4,000,000, $1,500,000 and $1,000,000, respectively. During the employment period, each executive will also be entitled to employee benefits, fringe benefits and perquisites on a basis no less favorable than those provided to our other executive officers.

Pursuant to the terms of their employment agreements, if, during the employment period, the employment of any of Messrs. Partridge, Morris, Pollitt and Floum is terminated by us without “cause” (as defined in the agreements) or by the applicable executive for “good reason” (as defined in the agreements, which provide that the executives may only terminate their employment for good reason during the two-year period following a change in control), the executives are entitled to receive: (i) certain accrued payments and benefits; (ii) a pro-rata annual incentive payment determined and payable in the same manner as Mr. Saunders’s pro-rata annual incentive payment; and (iii) a lump sum cash payment equal to two times the sum of the executive’s annual base salary and target annual incentive payment. In addition, upon such a termination, the executive and his or her eligible dependents will be entitled to continued health care benefits for two years following the termination of such executive’s employment. Such benefits will be provided through a combination of continued coverage under our plans and cash payments. The executives’ equity-based and cash long-term incentive plan compensation awards also will be treated in substantially the same manner as Mr. Saunders’s awards. Mr. Morris’s $2,500,000 sign-on bonus awarded to him pursuant to his executed offer letter dated June 20, 2007 will become nonforfeitable.

To receive these severance benefits, the applicable executive is required to execute a general release of claims against Visa Inc. The pro-rata incentive payment and lump-sum severance payments and payments in respect of certain of the executives’ equity-based compensation awards may be delayed for six months following the executive’s “separation from service” with us if such delay in payment is necessary to comply with Internal Revenue Code Section 409A, and any delayed cash payments will accrue interest at the then-applicable federal rate.

Each executive is entitled to a tax gross-up payment to make him or her whole for any excise tax imposed under Internal Revenue Code Section 4999 on change-in-control severance payments or benefits received by the executive, unless the value of the payments and benefits does not exceed 110% of the greatest amount that could be paid to him without incurring the excise tax, in which case the payments and benefits will be reduced below the greatest amount that could be paid to him without incurring the excise tax.

We are also required to reimburse each executive for any legal fees and expenses that he or she may reasonably incur in connection with any dispute involving such executive’s employment agreement, provided that he or she prevails on any material issue in such dispute. Each executive’s employment agreement contains restrictive covenants, which prohibit the executive from disclosing confidential information he or she obtained while employed by us and from soliciting our employees and customers during the executive’s employment period and for the one-year period following the termination of his or her employment.

The initial employment agreement with Mr. Morris, which has now been replaced by the new agreement, provided relocation benefits to assist with his relocation to the San Francisco area including (i) payment of temporary living expenses for up to six months and (ii) 50 round-trip airline tickets for travel between San Francisco and the east coast during the one-year period following commencement of his employment.

Quantification of Termination Payments and Benefits

The tables below reflect the amount of compensation that would be paid to each of our named executive officers in the event of termination of such executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of September 30, 2008 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. See “Grants of Plan-Based Awards,” “Pension Benefits” and “Nonqualified Deferred Compensation.” Payments that would be made over a period of time have been estimated as the lump sum present value using 120% of the Applicable Federal Rate (with the exception of the Retirement Plan benefit). The actual amounts to be paid can only be determined at the time of such executive officer’s separation from the Company.

Mr. Saunders

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)	Death ($)
Cash Long-Term Incentive Plan (unvested)	4,805,130	4,805,130		4,805,130	4,805,130
Thrift Plan (unvested)	0	0		18,180	18,180
Excess Thrift Plan (unvested)	0	0		33,481	33,481
Health and Welfare Benefits	120,891	120,891		120,891	60,945
Disability Income	0	0		623,240	0
Excise Tax Gross-Up	0	7,706,572	(1)	0	0
Cash Severance	9,975,000	9,975,000		9,975,000	0
Pro-rata incentive for fiscal 2008	2,375,000	2,375,000		2,375,000	2,375,000
Unvested Restricted Shares	662,705	662,705		662,705	662,705
Unvested Options	12,506,453	12,506,453		12,506,453	12,506,453
Total	30,445,179	38,151,751		31,120,080	20,461,895

(1)	The excise tax gross-up at September 30, 2008 is dependent in large part on a five-year historical compensation average. During this five-year period (2002 to 2007), Mr. Saunders received fees as a non-employee director but did not receive compensation as the Chief Executive Officer or otherwise as an employee. Excise tax is generally triggered when payments contingent on a change in control exceed three times this historical average. Accordingly, Mr. Saunders’s unusually low five-year historical average compensation in comparison with Mr. Saunders’s current compensation results in a substantial excise tax gross-up. In future years, as the five-year average begins to reflect actual compensation as the Chief Executive Officer, the excise tax gross-up is expected to diminish.

Mr. Pollitt

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination ($)	Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)	Death ($)
Cash Long-Term Incentive Plan (unvested)	0	0	0	0
Thrift Plan (unvested)	0	0	16,902	16,902
Excess Thrift Plan (unvested)	0	0	9,779	9,779
Health and Welfare Benefits	46,199	46,199	38,214	10,045
Disability Income	0	0	2,078,232	0
Excise Tax Gross-Up	0	1,739,256	0	0
Cash Severance	2,600,000	2,600,000	0	0
Pro-rata incentive for fiscal 2008	650,000	650,000	650,000	650,000
Unvested Restricted Shares	0	0	0	0
Unvested Options	3,695,097	3,695,097	3,695,097	3,695,097
Total	6,991,296	8,730,552	6,488,224	4,381,823

Mr. Morris

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination ($)	Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)	Death ($)
Cash Long-Term Incentive Plan (unvested)	0	0	0	0
Thrift Plan (unvested)	0	0	18,434	18,434
Excess Thrift Plan (unvested)	0	0	16,941	16,941
Health and Welfare Benefits	46,199	46,199	38,214	10,045
Disability Income	0	0	3,711,081	0
Excise Tax Gross-Up	0	0	0	0
Cash Severance	3,750,000	3,750,000	0	0
Pro-rata incentive for fiscal 2008	1,125,000	1,125,000	1,125,000	1,125,000
Unvested Restricted Shares	0	0	0	0
Unvested Options	6,821,697	6,821,697	6,821,697	6,821,697
Total	11,742,896	11,742,896	11,731,367	7,992,117

Mr. Partridge

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination ($)	Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)	Death ($)
Cash Long-Term Incentive Plan (unvested)	1,480,100	1,480,100	1,480,000	1,480,100
Thrift Plan (unvested)	0	0	0	0
Excess Thrift Plan (unvested)	0	0	0	0
Health and Welfare Benefits	46,199	46,199	38,214	10,045
Disability Income	0	0	1,568,431	0
Excise Tax Gross-Up	0	2,571,591	0	0
Cash Severance	3,750,000	3,750,000	0	0
Pro-rata incentive for fiscal 2008	1,125,000	1,125,000	1,125,000	1,125,000
Unvested Restricted Shares	1,007,594	1,007,594	1,007,594	1,007,594
Unvested Options	6,139,540	6,139,540	6,139,540	6,139,540
Total	13,548,432	16,120,023	11,358,878	9,762,278

Mr. Floum

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination ($)	Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)	Death ($)
Cash Long-Term Incentive Plan (unvested)	973,274	973,274	973,274	973,274
Thrift Plan (unvested)	0	0	0	0
Excess Thrift Plan (unvested)	0	0	0	0
Health and Welfare Benefits	46,199	46,199	38,214	10,045
Disability Income	0	0	3,590,210	0
Excise Tax Gross-Up	0	0	0	0
Cash Severance	2,200,000	2,200,000	0	0
Pro-rata incentive for fiscal 2008	555,000	555,000	555,000	555,000
Unvested Restricted Shares	622,126	622,126	622,126	622,126
Unvested Options	2,728,682	2,728,682	2,728,682	2,728,682
Total	7,145,282	7,145,282	8,507,507	4,889,128

DIRECTOR COMPENSATION

The following table sets forth information concerning the total compensation paid to the current directors of Visa Inc. during fiscal 2008 for their service on the board of directors.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-qualified Deferred Compensation ($)	All Other Compensation ($)		Total ($)
Hani Al-Qadi	82,000	87,440	—	—	—	—		169,440
Thomas Campbell	107,000	87,440	—	—	—	—		194,440
Gary Coughlan	87,000	87,440	—	—	—	—		174,440
Mary B. Cranston	92,000	87,440	—	—	—	—		179,440
Charles T. Doyle	82,000	87,440	—	—	—	—		169,440
Francisco Javier Fernandez-Carbajal	87,000	87,440	—	—	—	—		174,440
Peter Hawkins	82,000	87,440	—	—	—	—		169,440
Suzanne Nora Johnson	87,000	87,440	—	—	—	—		174,440
Robert W. Matschullat	102,000	87,440	—	—	—	—		189,440
David I. McKay	82,000	87,440	—	—	—	—		169,440
Cathy Elizabeth Minehan	87,000	87,440	—	—	—	—		174,440
David J. Pang	82,000	87,440	—	—	—	—		169,440
Charles W. Scharf	82,000	87,440	—	—	—	22,500	(3)	191,940
Segismundo Schulin-Zeuthen	82,000	87,440	—	—	—	—		169,440
William Shanahan	102,000	87,440	—	—	—	—		189,440
John A. Swainson	112,000	87,440	—	—	—	—		199,440
Johannes (Hans) I. van der Velde(1)	41,000	—	—	—	—	—		41,000

(1)	Mr. van der Velde is not an active director as of the end of the fiscal year as his service on the board ended upon the completion of our initial public offering.
(2)	The amounts in column (c) reflect the dollar amount recognized for financial statement reporting purposes for the 2008 fiscal year, in accordance with FAS 123(R), of the stock awards. Assumptions used in the calculation of these amounts are included in Note 18—Share-Based Compensation to the Visa Inc. fiscal 2008 consolidated financial statements, which are included in our annual report on Form 10-K. The full grant value of the stock award was $162,008 for each director receiving an award.
(3)	Amount in column (g) includes $22,500 in meeting fees paid to Mr. Scharf by our subsidiary, Visa U.S.A. for his service on the Visa U.S.A. Litigation Committee. This committee met nine times during fiscal 2008.

The following table provides additional information about the amounts reported in the “Fees Earned or Paid in Cash” column of the Director Compensation Table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Board Retainer ($)	Lead Director Retainer ($)	Audit Committee Chair/ Member Retainer ($)	Comp. Committee Chair/ Member Retainer ($)	Nominating and Corp. Governance Committee Chair Retainer ($)	Ad Hoc Legal Committee Meeting Fees ($)
Hani Al-Qadi	82,000	—	—	—	—	—
Thomas Campbell	82,000	—	—	5,000	15,000	5,000
Gary Coughlan	82,000	—	5,000	—	—	—
Mary B. Cranston	82,000	—	5,000	—	—	5,000
Charles T. Doyle	82,000	—	—	—	—	—
Francisco Javier Fernandez-Carbajal	82,000	—	5,000	—	—	—
Peter Hawkins	82,000	—	—	—	—	—
Suzanne Nora Johnson	82,000	—	—	5,000	—	—
Robert W. Matschullat	82,000	—	20,000	—	—	—
David I. McKay	82,000	—	—	—	—	—
Cathy Elizabeth Minehan	82,000	—	5,000	—	—	—
David J. Pang	82,000	—	—	—	—	—
Charles W. Scharf	82,000	—	—	—	—	—
Segismundo Schulin-Zeuthen	82,000	—	—	—	—	—
William Shanahan	82,000	—	—	20,000	—	—
John A. Swainson	82,000	25,000	—	5,000	—	—
Johannes (Hans) I. van der Velde	41,000	—	—	—	—	—

Pursuant to our director compensation program, we use a combination of cash and equity-based compensation to attract and retain non-employee directors and to compensate such directors for their service on the board in an amount that is commensurate with their role and involvement. In setting director compensation, we consider the significant amount of time our directors will expend in fulfilling their duties as well as the skill level required of our board of directors.

Directors who are also our full-time employees do not receive additional compensation for their service as directors. Each non-employee director receives compensation for service on our board of directors as described below.

Cash Compensation

Each director who is not a full-time employee is paid an annual retainer of $82,000. John A. Swainson receives an additional annual retainer of $25,000 as the lead director. Each non-employee director who serves as a chairperson of a committee receives the following additional annual retainer for serving as such: $20,000 to the audit and risk committee chairperson, $20,000 to the compensation committee chairperson and $15,000 to the nominating and corporate governance committee chairperson. An annual retainer of $5,000 is also paid to each non-employee director who serves as a member (non-chairperson) of the audit or the compensation committees. Each non-employee director who is a member of the Ad Hoc Legal Committee receives a meeting fee of $2,500 for each meeting attended, subject to a cap of $15,000 per year. In addition, customary expenses for attending board of directors and committee meetings are reimbursed.

Equity Compensation

Each non-employee director receives an annual stock grant with a value of $162,000 in the form of restricted stock or restricted stock units.

Stock Ownership Guidelines

Company stock ownership guidelines have been established for our non-employee directors. A guideline of three times the annual retainer was established to reinforce the importance of aligning the interests of our board members with the interests of our stockholders.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009

The audit and risk committee has appointed KPMG LLP (KPMG) as our independent registered public accounting firm to audit the financial statements of Visa Inc. and its subsidiaries for the fiscal year ending September 30, 2009. KPMG was our independent auditor for the year ended September 30, 2008. The firm is a registered public accounting firm.

A proposal will be presented at the annual meeting to ratify KPMG’s appointment. If the stockholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm will be reconsidered by the audit and risk committee. Even if the selection is ratified, the audit and risk committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if they determine such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG. Abstentions will be counted toward tabulation of the votes cast on the Proposal and will have the same effect as a vote against the Proposal. Broker non-votes are counted toward the quorum, but are not counted in determining whether this Proposal has been approved.

A representative of KPMG will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees billed to Visa Inc. for fiscal year 2008 and to Visa U.S.A., Visa International and Visa Canada for fiscal year 2007 by KPMG LLP:

	Fiscal
	2008	2007
	(in thousands)
Audit fees(1)	$10,119	$9,615
Audit-related fees(2)	2,291	1,916
Tax fees(3)	358	5,890
All other fees(4)	—	397

Total	$12,768	$17,818

(1)	Represents aggregate fees billed for professional services rendered in connection with annual financial statement audits, audits of our internal control over financial reporting and for services related to local statutory audits. Audit fees in fiscal 2008 include services rendered in connection with initial public offering related activities, and audit fees in both fiscal 2008 and 2007 include services rendered in connection with our October 2007 reorganization and SEC registration matters.
(2)	Represents aggregate fees billed for assurance and related audit services (but not included in the audit fees set forth above). The assurance and related audit services included employee benefit plan audits, review of internal control for selected information systems and business units (SAS 70 audits), and services related to web trust certifications. A portion of audit-related fees in fiscal 2008 and 2007 relate to our October 2007 reorganization and subsequent true-up, or ownership allocation activities per our restructuring agreement.
(3)	Represents aggregate fees billed for tax services in connection with the preparation of tax returns, other tax compliance services, tax planning and expatriate tax services. Tax fees in fiscal 2007 also include fees related to Visa U.S.A.’s and Visa International’s California Mutual Trading status.
(4)	In fiscal 2007, all other fees represent fees for finance advisory services in connection with the reorganization.

Prior to October 2007 Reorganization

Prior to our October 2007 reorganization the provision of services by KPMG LLP was overseen by the separate audit committees of Visa U.S.A., Visa International and Visa Canada.

The audit and risk committee of the board of directors of Visa U.S.A. limited the services provided by KPMG LLP to the provision of audit services, SAS 70 services, tax compliance and accounting advice up to pre-approved limits. Proposed services by KPMG LLP exceeding any pre-approved project scope, terms or cost required specific pre-approval by the audit and risk committee.

The audit, risk and finance committee of the board of directors of Visa International established a policy requiring the pre-approval of all audit, audit-related and permissible non-audit services provided by KPMG LLP. The audit, risk and finance committee considered and, if appropriate, pre-approved annually the engagement of the independent auditor to perform audit and permissible non-audit services of a recurring nature and that were allowable based on the policy. The audit, risk and finance committee also considered and, if appropriate, pre-approved specific requests for services to be provided by the independent auditor. The audit, risk and finance committee reviewed summary reports detailing actual fees incurred and services provided by the independent auditor after the services had been performed. When determining whether to pre-approve fees for services other than audit and audit-related services, the audit, risk and finance committee considered whether the provision of the service would impair the independent auditor’s independence with respect to Visa International.

The audit and risk committee of Visa Canada limited the services provided by KPMG LLP to audit services and tax compliance. The audit and risk committee pre-approved all audit and tax services provided by KPMG LLP.

Following October 2007 Reorganization

Following our October 2007 reorganization, our board of directors established an audit and risk committee of Visa Inc. Consistent with SEC and PCAOB requirements regarding auditor independence, the audit and risk committee has responsibility for appointing, setting the compensation for and overseeing the work of the independent auditor. The audit and risk committee is required to pre-approve all audit and internal control-related services and permitted non-audit services (including the terms thereof) to be performed for us by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the audit and risk committee prior to the completion of the audit. The audit and risk committee is required to review and discuss with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence. The audit and risk committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit and risk committee at its next scheduled meeting. To help ensure the independence of our independent auditor, we have also adopted policies and procedures relating to the engagement of our independent auditor and the hiring of employees from the independent auditor’s public accounting firm.

REPORT OF THE AUDIT AND RISK COMMITTEE

Review of Visa’s Audited Financial Statements for the Fiscal Year Ended September 30, 2008

The audit and risk committee (the ARC) has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended September 30, 2008. The ARC has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards or SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T (as superceded by Statement on Auditing Standards No. 114).

The ARC has also received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the ARC has discussed the independence of KPMG LLP with that firm.

Based on the ARC’s review and discussions noted above, the ARC recommended to the board of directors that our audited consolidated financial statements be included in our annual report on Form 10-K, for the fiscal year ended September 30, 2008, for filing with the SEC.

Submitted by:	Robert W. Matschullat (Chairman) Gary Coughlan Mary B. Cranston Francisco Javier Fernandez-Carbajal Cathy Elizabeth Minehan

Dated: January  21, 2009

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based solely on our review of the copies of such forms received by us and written representations from reporting persons, we believe that all of our officers, directors and persons who beneficially own more than ten percent of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2008.

STOCKHOLDER PROPOSALS

If a stockholder intends to present any proposal for inclusion in our proxy statement in accordance with Rule 14a-8 under the Exchange Act (Rule 14a-8) for consideration at our annual meeting of stockholders for the fiscal year ended September 30, 2009, the proposal must be received by our Corporate Secretary between September 22, 2009 and October 22, 2009.

To be eligible to submit a proposal for inclusion in our proxy statement pursuant to Rule 14a-8, a stockholder must be a continuous holder of either: (1) at least $2,000 in market value or (2) 1% of our securities entitled to be voted on the proposal at the meeting for at least one year by the date on which the stockholder submits such proposal and continue to hold such securities on the date of the annual meeting. In order to be eligible for consideration, the holder must also transmit the proposal, along with: (1) his or her name, (2) address, (3) the number of shares of the Company’s stock that he or she holds of record or beneficially, (4) the dates on which the shares of our stock were acquired, (5) documentary support for claims of beneficial ownership of our stock and (6) a written statement that the holder intends to continue to hold the stock through the date of the annual meeting, in writing, by certified mail, return receipt requested to the attention of our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999. Such proposal must meet all of the requirements of the rules of the SEC relating to stockholder proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which we are permitted to exclude proposals and other matters governed by such rules and regulations.

In addition to any requirements imposed by Rule 14a-8, stockholder proposals must be submitted in accordance with the requirements of our bylaws as in effect from time to time. To be timely under the bylaws as now in effect, a stockholder notice must be delivered or mailed to the Corporate Secretary and received at our principal executive offices, Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the stockholders’ meeting; provided, however, that if less than one hundred (100) days’ notice or other prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made.

Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. A copy of our bylaws may be obtained by writing to the Corporate Secretary at the address listed above or by visiting our website at http://www.visa.com.

ADDITIONAL ANNUAL MEETING INFORMATION

Attending the Meeting

We will hold the meeting at 8:30 a.m. Pacific Time on April 21, 2009 at the San Francisco Museum of Modern Art, 151 3rd St., San Francisco, California 94103. For meeting directions, visit our website at http://www.investor.visa.com.

When you arrive, signs will direct you to the meeting room. Please note that the doors to the meeting room will not open until 7:30 a.m. Pacific Time. Due to security measures, all bags will be subject to search, and all persons who attend the meeting will be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting hall. Stockholders attending the meeting in person will be permitted to submit questions.

Only stockholders of record of our class A common stock as of February 26, 2009, who can prove such ownership and provide valid identification will be allowed admittance to attend the meeting. In addition, stockholders intending to attend the meeting in person must reserve their seat in advance by contacting our Investor Relations Department at (415) 932-2213. Individuals who own shares through a brokerage firm, bank, dealer, or other similar organization should bring to the meeting a legal proxy, brokerage statement or written proof of ownership. Representatives of institutional stockholders should bring a legal proxy or other proof that they are representatives of a firm which held shares on February 26, 2009 and are authorized to vote on behalf of the institution. Anyone seeking admittance that cannot provide valid identification and such proof of ownership or representation, and has not reserved their seat in advance, may not be admitted.

Annual Meeting Webcast

An audio webcast of the annual meeting will be available on the Investor Relations page of our website at www.investor.visa.com at 8:30 a.m. Pacific Time on April 21, 2009. The webcast will allow stockholders to listen to the annual meeting, but stockholders accessing the annual meeting through the webcast will not be considered present at the annual meeting and will not be able to vote through the webcast or ask questions. An archived copy of the webcast will be available on our website through May 5, 2009. Registration to listen to the webcast will be required.

ADDITIONAL INFORMATION

Fiscal Year 2008 Annual Report and SEC Filings

Our financial statements for the fiscal year ended September 30, 2008 are included in our annual report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at www.visa.com and are available from the SEC at its website at www.sec.gov. If you do not have access to or have not received a copy of our annual report, a copy of our annual report on Form 10-K is available without charge upon written request to our Corporate Secretary as set forth under “—Communicating with Us.”

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record who do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Internet Availability of Proxy Materials or, if applicable, our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify the Investor Relations Department orally or in writing at the telephone number or address, as applicable, at (415) 932-2213 and Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Communicating with Us

You may contact our Corporate Secretary to communicate with our board of directors, nominate or suggest a director candidate, make a stockholder proposal, or revoke a prior proxy instruction. You may contact the Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999, or board@visa.com. See “Corporate Governance – Communication with the Board of Directors and Stockholder Proposals” above for additional information.

To request householding or additional annual meeting materials, please contact our Investor Relations Department orally or in writing at the telephone number or address, as applicable, at (415) 932-2213 and Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999.

OTHER MATTERS

The board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph W. Saunders
Chief Executive Officer and Chairman of the Board Visa Inc.

VISA INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April, 21, 2009

Visa Inc.	proxy

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of the Stockholders of Visa Inc. on April 21, 2009.

The undersigned hereby constitute(s) and appoint(s) Joshua R. Floum and Thomas A. M’Guinness and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote all shares of Class A common stock of Visa Inc. that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Visa Inc. to be held on April 21, 2009, and at any adjournment thereof, upon the matters referred to in the Notice of Annual Meeting of the Stockholders of Visa Inc. and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Annual Meeting of the Stockholders of Visa Inc. and Proxy Statement for said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES ON PROPOSALS 1

AND 2 AND “FOR” PROPOSAL 3.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” the nominees listed on Proposals 1 and 2 on the reverse side and “FOR” Proposal 3. Discretionary authority is hereby conferred as to all other matters that may come before the Annual Meeting.

See reverse for voting instructions.

COMPANY #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Visa Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873 by April 20, 2009.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

Visa Inc.’s Board of Directors Recommends a Vote “FOR” the Nominees on Proposals 1 and 2 and

“FOR” Proposal 3 Listed Below

1. To elect six Class I Directors to serve until the Company’s 2011 Annual Meeting of Stockholders. Nominees:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1a.	Hani Al-Qadi	☐	☐	☐	1d.	David I. McKay	☐	☐	☐
1b.	Charles T. Doyle	☐	☐	☐	1e.	Charles W. Scharf	☐	☐	☐
1c.	Peter Hawkins	☐	☐	☐	1f.	Segismundo Schulin-Zeuthen	☐	☐	☐

2. To elect six Class II Directors to serve until the Company’s 2012 Annual Meeting of Stockholders. Nominees:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
2a.	Thomas J. Campbell	☐	☐	☐	2d.	Francisco Javier Fernandez-Carbajal	☐	☐	☐
2b.	Gary P. Coughlan	☐	☐	☐	2e.	Suzanne Nora Johnson	☐	☐	☐
2c.	Mary B. Cranston	☐	☐	☐	2f.	Joseph. W. Saunders	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES ON PROPOSALS 1 AND 2 AND FOR PROPOSAL 3.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.